SCHEDULE 14A INFORMATION

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HI-TECH PHARMACAL CO., INC.
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HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, New York 11701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 7, 2012

To Hi-Tech Pharmacal Co., Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hi-Tech Pharmacal Co., Inc. (the “Company” or “Hi-Tech”) will be held on November 7, 2012, at 10:00 a.m., Eastern Standard Time, at Hi-Tech Pharmacal Co., Inc., 10 Edison Street, Amityville, New York 11701 (the “Meeting”), for the following purposes, all as more fully described in the accompanying Proxy Statement:

1. To elect Messrs. David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn, Yashar Hirshaut, M.D., Bruce W. Simpson, Anthony J. Puglisi and Jack van Hulst to the Board of Directors, each to serve for a term to expire at the 2013 Annual Meeting;

2. To approve and adopt the Company’s 2012 Incentive Compensation Plan;

3. To ratify the appointment of EisnerAmper LLP, as the Company’s independent auditors for the fiscal year ending April 30, 2013;

4. To approve a non-binding advisory vote on compensation paid to the Company’s named executive officers; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 24, 2012 will be entitled to receive notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

Whether or not you expect to attend the Meeting, we urge you to read the accompanying Proxy Statement and complete, sign, date and return the enclosed proxy card, in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

Important Notice Regarding The Availability of Proxy Materials for the Stockholders’ Meeting to be Held on November 7, 2012

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement, Proxy Card and accompanying 2012 annual report are available on the Internet at https://materials.proxyvote.com/42840B.

By Order of the Board of Directors,

David S. Seltzer

President, Chief Executive Officer, Secretary

and Treasurer

Dated: October 8, 2012

HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, New York 11701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on November 7, 2012

This Proxy Statement is furnished to stockholders of Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”). The Meeting is scheduled to be held on November 7, 2012, at 10:00 a.m., Eastern Standard Time, at Hi-Tech Pharmacal Co., Inc., 10 Edison Street, Amityville, New York 11701.

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Hi-Tech Pharmacal Co., Inc., 10 Edison Street, Amityville, New York 11701, on November 7, 2012, at 10:00 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be mailed to stockholders on or about October 8, 2012. Proxies will be solicited by mail.

At the Meeting, stockholders will be asked to vote upon: (1) the election of seven directors; (2) the approval and adoption of the Company’s 2012 Incentive Compensation Plan; (3) the ratification of the Company’s independent auditors; (4) the non-binding advisory vote to approve executive compensation of Hi-Tech’s named executive officers; and (5) such other business as may properly come before the Meeting and at any adjournments thereof. The Board of Directors is not currently aware of any other matters that will come before the Meeting.

Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein, for the other proposals and for one year with respect to the proposal on the frequency of future advisory votes on executive compensation.

The Board of Directors has fixed September 24, 2012 as the record date (the “Record Date”) for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 13,255,607 shares of the Company’s common stock par value $.01 per share (the “Common Stock”), each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company, without extra compensation, to solicit proxies personally or by telephone, email or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, the Proxy Statement and other material to their principals and reimburse them for their out-of-pocket expenses. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the right of doing so. If any special employees or solicitors are retained, we will bear the expense of such retention.

If you need assistance in completing your proxy card, need directions to the Annual Meeting or have questions regarding the Annual Meeting, please contact our investor relations department at 1 (631) 789-8228 or asiebert@hitechpharm.com or write to: Investor Relations, Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, NY 11701.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting To Be Held on November 7, 2012

The Proxy Statement, Proxy Card and our 2012 Annual Report to Stockholders are available on the Internet at the following website: https://materials.proxyvote.com/42840B. Any additional information on the website does not constitute a part of this Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the seven nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors.

The seven nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Company may select. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Nominees for director:

Name	Position with the Company or Principal Occupation	Served as Director from
David S. Seltzer	Chairman, Chief Executive Officer, President, Secretary and Treasurer of the Company The Board believes that Mr. Seltzer’s experience brings to the Board an understanding of financial investment, business development, strategic planning, sales and operational management in our industry and provides practical guidance, insight and perspective with respect to our operations and strategy.	1992

Reuben Seltzer	Vice Chairman The Board believes that Mr. Seltzer’s experience brings to the Board an understanding of financial investment, business development and strategic planning in our industry and provides practical and legal guidance, insight and perspective with respect to our operations and strategy.	1992

Martin M. Goldwyn	Member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C. The Board believes that Mr. Goldwyn brings legal experience in the pharmaceutical field, particularly in pharmaceutical licensing and development agreements and acquisitions which helps provide legal and practical guidance and strategy to the Company.	1992

Yashar Hirshaut, M.D.	Associate Clinical Professor of Medicine at Cornell University Medical College, Research Professor of Biology at Yeshiva University, editor-in-chief of the Professional Journal of Cancer Investigation and practicing medical oncologist The Board believes that Dr. Hirshaut brings decades of experience as a practicing oncologist and brings vast pharmaceutical knowledge to the business and helps with customer viewpoints and product ideas.	1992

Anthony J. Puglisi	Chief Financial Officer of the IMI Merchandising Group of IMI plc, a publicly traded British company The Board believes that Mr. Puglisi brings years of experience as a chief financial officer and significant financial, accounting and business development experience to the Company.	2004

Name	Position with the Company or Principal Occupation	Served as Director from
Bruce W. Simpson	President and Chief Executive Officer of B.W. Simpson & Associates, a company providing consulting services to small and emerging pharmaceutical companies in the areas of marketing, business development and strategic planning The Board believes that Mr. Simpson brings his board experience from other firms, his experience as a chief executive officer of a pharmaceutical company and years of consulting experience in the pharmaceutical industry with an expertise in marketing which helps with both our branded OTC and branded prescription businesses.	2004

Jack van Hulst	Senior Executive with domestic and global experience in the pharmaceutical industry The Board believes that Mr. van Hulst brings decades of pharmaceutical experience, particularly in the generic drug business, and provides valuable business development, strategic planning and operational management insight.	2008

Executive Officers, Directors and Significant Employees

The following table sets forth certain information with respect to the executive officers, directors and significant employees of the Company.

Name	Position

David S. Seltzer	Chairman, Chief Executive Officer, President, Secretary, Treasurer and Director

William Peters	Vice President and Chief Financial Officer

Gary M. April	President of Health Care Products Division and Divisional Vice President of Sales

Davis S. Caskey	Vice President, Pharmaceutical Operations of ECR Pharmaceuticals

Kamel Egbaria	Executive Vice President and Chief Scientific Officer

Martin M. Goldwyn	Director

Yashar Hirshaut, M.D.	Director

Anthony J. Puglisi	Director

Reuben Seltzer	Director, Vice Chairman

Bruce W. Simpson	Director

Jack van Hulst	Director

David S. Seltzer, 52, has been Chairman of the Board since September 2004 and Chief Executive Officer and President of the Company since May 1, 1998 and a Director, Secretary and Treasurer since February 1992. From July 1992 to May 1, 1998, Mr. Seltzer was Executive Vice President-Administration and since July 1992, Vice President-Administration and Chief Operating Officer of the Company since March 1992. Mr. Seltzer received a B.A. in Economics from Queens College in 1984. David S. Seltzer is the brother of Reuben Seltzer.

William Peters, 45, has been Vice President and Chief Financial Officer of the Company since May 2004. From September 2003 to May 2004 he was Vice President of Corporate Development. From 1998 to 2001 Mr. Peters was Manager of Corporate Financial Analysis and Pharmaceutical Economics at Merck & Co., Inc. (“Merck”). From 2001 to September 2003, he was the Director, Financial Evaluations for the Medco Health Solution subsidiary of Merck. During his seven year career at Merck, he also served as Manager of Treasury

Planning and Analysis. He began his career in General Electric’s Financial Management Program at its Aerospace division, where he later held positions in financial analysis and internal auditing. He earned an M.B.A. from Wharton School of Business, University of Pennsylvania in 1996 and a B.S. in Business Administration from Bucknell University.

Reuben Seltzer, 56, has been a Director of the Company since April 1992. Mr. Seltzer is currently serving as Vice Chairman since November 2010. Mr. Seltzer was formerly a Vice Chairman and Director of Neuro-Hitech Pharmaceuticals, Inc., a drug development company engaged in the development and commercialization of products in the specialty pharmaceutical area. Mr. Seltzer is no longer affiliated with this Company as an officer and director. Mr. Seltzer had been president of R.M. Realty Services Inc., a real estate investment and consulting company from May 1988 to September 1992. From May 1983 to May 1988 Mr. Seltzer was a vice president and attorney with Merrill Lynch Hubbard Inc., a real estate investment subsidiary of Merrill Lynch and Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1978, a Juris Doctor from the Benjamin N. Cardozo School of Law in 1981 and a L.L.M. from the New York University School of Law in 1987. Reuben Seltzer is the brother of David S. Seltzer.

Gary M. April, 55, has been President of Health Care Products Division since May 1998 and Divisional Vice President of Sales from January 1993 to April 1998. From February 1987 to November 1992 Mr. April was the National Accounts Manager of Del Pharmaceutical Co. Mr. April received a B.A. from St. Louis University in 1978 and an M.B.A. from Fontbonne College in 1990.

Davis S. Caskey, 64, has been Vice President, Pharmaceutical Operations of ECR Pharmaceuticals Co., Inc. since February 2009. Mr. Caskey was Vice President, Pharmaceutical Operations of E. Claiborne Robins Company, Inc. d/b/a ECR Pharmaceutical, from December 1992 to February 2009. Mr. Caskey received a B.S. from University of Texas in 1969 and a M.S. from Lamar University in 1970.

Kamel Egbaria, 54, has been Executive Vice President and Chief Scientific Officer since April 2010. From 2003 to 2009, Dr. Egbaria was the Chief Scientific Officer and Vice President of Research and Development for Qualitest Pharmaceuticals, Inc. Dr. Egbaria received a B.Pharm, M.Sc. Pharm and a Ph.D. from School of Pharmacy, Hebrew University of Jerusalem, Israel in 1981, 1983 and 1988, respectively, and he did post-doctoral work in College of Pharmacy, University of Michigan in 1992.

Martin M. Goldwyn, 60, was elected a Director of the Company in May 1992. Mr. Goldwyn is a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C. Mr. Goldwyn received a B.A. in finance from New York University in 1974 and a Juris Doctor from New York Law School in 1977.

Yashar Hirshaut, M.D., 74, has been a Director of the Company since September 1992. Dr. Hirshaut is a practicing medical oncologist and is currently an Associate Clinical Professor of Medicine at Cornell University Medical College. Since July 1986, he has been a Research Professor of Biology at Yeshiva University. In addition, he has served as editor-in-chief of the Professional Journal of Cancer Investigation since July 1981. Dr. Hirshaut received a B.A. from Yeshiva University in 1959 and his medical degree from Albert Einstein College of Medicine in 1963.

Jack van Hulst, 73, has been a Director of the Company since November 2008. He has been a senior executive with 42 years of domestic and global experience in many sectors of the pharmaceutical industry. From 1999 to 2005 he was Executive Vice President of MOVA Pharmaceutical Corporation, a contract manufacturer in Puerto Rico with three manufacturing sites and approximately 1,700 employees. MOVA merged with the publicly held Canadian contract manufacturer Patheon, which is the largest worldwide pharmaceutical contract manufacturer. From 1997 to 1998, he was a consultant responsible for special project implementation related to Women’s Healthcare at Population Council. From 1993 to 1996 he was part owner, President and Chief Executive Officer of Morton Grove Pharmaceuticals, Inc., a manufacturer and marketer of generic liquid prescriptions and OTC pharmaceuticals prior to its sale to William Blair Capital Partners.

From 1991 to 1993 he was President and Chief Executive Officer of Pennex Products, Inc., a manufacturer and marketer of OTC drugs prior to its sale to Rexall-Sundown. He is a Board Member of The International Center, New York, New York; Senesco Technologies, Inc., New Brunswick, New Jersey (AMEX:NST) and Napopharma (LSE:NAPU). He received a Law Degree from the University of Utrecht, The Netherlands.

Anthony J. Puglisi, 63, was elected a Director of the Company on September 21, 2004. Mr. Puglisi is Chief Financial Officer of the IMI Merchandising Group of IMI plc, a publicly traded British company. Mr. Puglisi was Vice President and Chief Financial Officer of Sbarro, Inc., an owner, operator and franchisor of quick-service restaurants, from February 2004 to April 2009. Prior to joining Sbarro, Mr. Puglisi was the Vice President and Chief Financial Officer of Langer, Inc., a provider of products used to treat muscle-skeletal disorders, from April 2002 to February 2004. Mr. Puglisi was Senior Vice President and Chief Financial Officer of Netrex Corporation from September 2000 to October 2001 and Executive Vice President and Chief Financial Officer of Olsten Corporation, a provider of staffing and home health care services from 1993 to March 2000. Mr. Puglisi has been a certified public accountant in New York for over twenty-five years. Mr. Puglisi is a director of CPNA International. He earned a B.B.A. in Accounting from Bernard Baruch College.

Bruce W. Simpson, 70, was elected a Director of the Company since September 9, 2004. Mr. Simpson is President and CEO of B.W. Simpson & Associates, a consulting company that works with small emerging pharmaceuticals companies in the areas of marketing, business development and strategic planning. Prior to founding his own healthcare-consulting firm in 1998, from July 1998 to August 1999, Mr. Simpson was President of Genpharm, Inc., located in Ontario, Canada, a division of E. Merck. From 1992 to July 1998, he served as President and CEO of Medeva Pharmaceuticals in Rochester, New York. He has been affiliated with the American Academy of Allergy and is a former Director of Draxis Health Inc., Bradley Pharmaceuticals and Adams Laboratories. Mr. Simpson holds a B.S. in Marketing from Fairleigh Dickinson University, an M.B.A. in Marketing from the University of Hartford, and has done post-graduate work in healthcare marketing at UCLA. Prior to entering the pharmaceutical field, Mr. Simpson served as a Captain in the United States Marine Corps.

Significant Employees

Name	Position

Tanya Akimova, Ph.D.	Vice President of Strategic Planning and Project Development and Director of New Business Development

Edwin A. Berrios	Vice President of Sales and Marketing

Joanne Curri	Director of Regulatory Affairs

Polireddy Dondeti, Ph.D.	Vice President of Research and Development

Jesse Kirsh	Vice President of Quality

Christopher LoSardo	Vice President of Corporate Development

Eyal Mares	Vice President, Operations

Pudpong Poolsuk	Senior Director of Science

Steven Roth	Associate General Counsel

Margaret Santorufo	Vice President and Controller

James P. Tracy	Vice President of Information Technology

Set forth below is a brief background of key employees of the Company:

Tanya Akimova, Ph.D., 58, has been Vice President of Strategic Planning and Product Development since November 2008 and Director of New Business Development of the Company since October 2000. From 1998 to 2000 she was Senior Manager of Business Development at American Biogenetic Sciences, Inc., and prior to that she was Vice President, Administration and Business Development of Panax Pharmaceutical Company Ltd. (currently InKine Pharmaceutical Company). Dr. Akimova holds a Ph.D. degree from St. Petersburg University, Russia and an M.B.A. degree from the Averell Harriman School of Management and Policy, SUNY at Stony Brook.

Edwin A. Berrios, 60, has been Vice President of Sales and Marketing of the Company since January 1999 and Director of National Accounts since November 1997. Mr. Berrios has over 30 years experience in the generic pharmaceutical industry. From 1975 to 1997 Mr. Berrios held management positions at Zenith Goldline Pharmaceuticals (now Ivax Pharmaceuticals). Mr. Berrios has attended Long Island University.

Joanne Curri, 72, has been Director of Regulatory Affairs of the Company since August 1999 and Regulatory Affairs Coordinator from 1990 to 1999. Ms. Curri was employed at Altana Inc. for four years as Regulatory Affairs Coordinator. Ms. Curri has over 20 years of experience in the pharmaceutical industry and has attended Hofstra University.

Polireddy Dondeti, Ph.D., 47, has been Vice President of the Company since September 2008 and Vice President of Research and Development of the Company since October 2003. From July 1998 to September 2003, Dr. Dondeti was the Director and then Senior Director of Product Development at Morton Grove Pharmaceuticals, Inc. From January 1995 to July 1998, Dr. Dondeti was a Formulation Scientist and then Team leader in Research and Development at Barr Laboratories, Inc. Dr. Dondeti received a Ph.D. in Pharmaceutics from University of Rhode Island in 1994 and an M.S. in Pharmaceutics from University of Rhode Island.

Jesse Kirsh, 54, has been Vice President of Quality since October 2006, Senior Director of Quality Assurance of the Company since October 2003 and Director of Quality Assurance since March 1994. From May 1992 to March 1994, Mr. Kirsh was the Manager of Quality Assurance at NMC Laboratories Inc., a division of AlPharma. Mr. Kirsh received a B.S. in Chemistry from State University of New York at Albany. He has over 20 years of experience in the pharmaceutical industry.

Christopher LoSardo, 46, has been Vice President of Corporate Development since October 2005. From April 1998 through September 2005, he was employed by Eon Labs (now part of Sandoz) as Marketing Manager and Contract Administrator, and Director of Communications. Prior to April 1998, Mr. LoSardo held various Marketing and Product Management positions with Forest Laboratories, Center Labs and Rugby Laboratories. He earned an M.B.A and B.S degree from St. John’s University in New York.

Eyal Mares, 49, has been Vice President of Operations since October 9, 2006. From September 1991 to January 1995, Mr. Mares was the plant engineer at Agis Industries in Israel. He relocated to the United States to assume the position of Director of Engineering at Clay-Park Labs, Inc. In October 2003 he was promoted to Vice President of Operations at Clay-Park and remained in that position until June 2006 through the acquisition of Clay-Park by Perrigo. Mr. Mares completed his studies for a BSME at the University of Ben Gurion in Israel.

Pudpong Poolsuk, 68, has been Senior Director of Science since May 2000. From July 1996 to May 2000, she was the Associate Director, Compliance — Research and Development at Barr Labs. From July 1991 to July 1996, Ms. Poolsuk was a Senior Compliance Auditor at Barr Laboratories. Ms. Poolsuk received a B.S. from Central Philippine University in 1968.

Steven Roth, 52, has been Associate General Counsel of the Company since June 2011. From January 2008 to June 2011, he was an attorney and consultant for Hi-Tech and Eagle Pharmaceuticals, Inc. Mr. Roth is also a member of EMET Pharmaceuticals, LLC., a pharmaceutical company formed in 2003. From 1990 until 2008, Mr. Roth was an attorney at the law firm of Kaye Scholer, LLP. He received a BS from Columbia School of Engineering in 1983, and a JD from Fordham Law School in 1990. From 1983 and 1987, Mr. Roth was an engineer at the Singer-Kearfott Corporation.

Margaret Santorufo, 46, has been Vice President and Controller since June 2004. Since October 2002 she has been Controller of the Company. From June 1995 through July 2001 she was Vice President and Controller of Family Golf Centers, Inc. From August 1989 through May 1995 she was an audit supervisor with Richard A. Eisner & Company, LLP. Ms. Santorufo is a certified public accountant and holds a Bachelors Degree in Accounting from St. John’s University.

James P. Tracy, 68, has been Vice President of Information Technology since August 2004. Mr. Tracy has over 35 years experience in the pharmaceutical industry. From February 2003, Mr. Tracy was Director of Supply Chain Management for Yamanouchi Pharma America. From August 1998 Mr. Tracy was Vice President of Technology and Operations with Integrated Commercialization Solutions, an AmerisourceBergen company. Mr. Tracy’s career also includes management positions with Livingston Healthcare Services, Goldline Laboratories and Johnson Drug Company. Mr. Tracy graduated from Massey College.

Director’s Compensation

As of November 7, 2012, the Company paid each director a fee of $12,000 per year and an additional $2,000 to the chairman of each committee and $1,000 to each director serving on a committee. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. In addition, each non-employee director was granted options to purchase 10,000 shares of Common Stock under the Company’s 1994 Directors Stock Option Plan.

Committees and Meetings of the Board of Directors

During Fiscal Year 2012, the Board of Directors held 29 meetings, 23 of which were telephonic. In addition, there were 2 actions taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served. The Company encourages its board members to attend its annual meeting. All of the members of the Board of Directors of the Company attended the prior year’s annual meeting.

Independence of the Board of Directors

The Board has determined that the following directors, who constitute a majority of the Board, are independent within the meaning of the Nasdaq listing standards: Yashar Hirshaut, M.D., Bruce W. Simpson, Anthony J. Puglisi and Jack van Hulst. These directors have no relationship with us that would interfere with the exercise of independent judgment.

The Board has three committees: the Audit Committee, the Nominating Committee and the Compensation Committee.

Risk Oversight; Assessment of Compensation Risk

Our Board administers its risk oversight function directly and through both its Audit Committee, its Nominating Committee and its Compensation Committee. The Audit Committee oversees management of financial risks and related party transactions. The Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interests at the Board level, and periodically reviews our policies and procedures, and makes recommendations when appropriate. The Compensation Committee reviews whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks through committee reports. The full Board performs a periodic risk assessment with management to review the primary risks facing the Company and to manage the activities of the Company in identifying and mitigating such risks. Management identifies risks in multiple areas, including compliance, financial, strategic, political and operational risks, and the Board reviews such risks together with management. These topics are discussed at an annual strategy meeting which includes both the Board and approximately twelve members of top management. The Board recognizes that Hi-Tech is subject to both internal and external risks, within and outside its control, and that management and the Board should regularly seek to identify those risks and mitigate them to the extent possible.

Committees

Audit Committee.    The Audit Committee makes recommendations to the Board of Directors concerning the engagement of an independent registered public accounting firm, reviews with such firm the plans and results of the audit engagement, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of three independent non-employee directors. Messrs. Yashar Hirshaut, M.D., Jack van Hulst and Anthony J. Puglisi serve on the Audit Committee. Our Board of Directors has determined that Anthony J. Puglisi is the audit committee financial expert as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and is independent within the meaning of the Nasdaq listing standards. The Audit Committee held 4 meetings during fiscal 2012. The Audit Committee operates under a written charter adopted by the Board, a copy of which was attached to the Proxy Statement dated October 8, 2010. All of the members of the committee are “independent” as defined under the rules promulgated by the Nasdaq listing standards.

Compensation Committee.    The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company’s officers. The Compensation Committee is comprised of Messrs. Yashar Hirshaut, M.D., Jack van Hulst and Bruce W. Simpson, had one meeting and took 4 actions by written consent during fiscal 2012. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. All members of the Compensation Committee are “independent” as defined under the rules promulgated by the Nasdaq listing standards. The Compensation Committee is responsible for administering the Company’s 2009 Stock Option Plan, with full power to interpret the Plan and to establish and amend rules for its administration. The Compensation Committee is also authorized to determine who from the eligible class of persons shall be granted options and the terms and provisions of the options. The Compensation Committee is responsible for administering the Company’s 1994 Directors Stock Option Plan. The Compensation Committee has a written charter, a copy of which is attached hereto as Appendix A. Pursuant to its charter, the Compensation Committee may form subcommittees and delegate authority to any subcommittee, as appropriate; provided that, the subcommittee contains at least the minimum number of Board members to meet any regulatory requirements.

Nominating Committee.    The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee’s charter, a copy of which was attached to the Proxy Statement dated October 8, 2010. Established in September, 2004, the Nominating Committee is comprised of Jack van Hulst, Anthony Puglisi and Bruce W. Simpson and took one action by written consent during fiscal 2012. They are non-management directors who are “independent” as defined under the rules promulgated by the Nasdaq listing standards.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating Committee also considers the total competencies represented on the Board as a whole, as well as the competencies each member or nominee brings to the Board. In general, the constitution of the Board is diversified across three large categories: (1) financial accounting, legal and corporate governance experience; (2) medical and pharmaceutical industry expertise; and (3) employee vs. non-employee directors. By selecting individuals who have financial accounting, legal and corporate governance experience, we gain valuable experience that ensures that we are managing our financial resources appropriately, reporting our financial results fairly and accurately and generally running our business consistent with current good corporate practices. We also benefit greatly from our Board member who is a medical doctor and Board members who have expertise in the pharmaceutical industry. This way we can set and adjust our strategy and objectives based on results we generate from our research and development efforts. As a general rule, we try to evenly balance the Board members. A mix of employee and non-employee directors offers different perspectives for the Board to consider when making decisions. Employee directors can provide the Board with valuable insights regarding our day to day operations, which can help the Board make important management and compensation decisions. Non-employee directors can compare the opportunities and challenges presented to Hi-Tech against the facts and circumstances these Directors are experiencing outside of the Company. As a rule, we have a higher number of non-employee directors as compared to employee directors. We do not discriminate against nominees on the basis of race, religion, national origin, sexual orientation, disability or any other basis prohibited by applicable law.

The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience and business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Company’s Secretary, David S. Seltzer, at the address set forth on the first page of this Proxy Statement, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors.

It is proposed that seven directors, five of whom are non-management and four of whom are independent directors, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating Committee and the Board of Directors have recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.

Corporate Governance

The Company is committed to principles of sound corporate governance. The Company periodically reviews its corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the Nasdaq Global Market (“Nasdaq”). Sound corporate governance is essential to running the Company’s business effectively and to maintaining the Company’s reputation of integrity in the marketplace. A majority of the Company’s Board of Directors consist of independent directors. To qualify as independent, a director must meet the independence standards set by the SEC, the Nasdaq listing standards and any other applicable regulatory body, and the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director. The Company’s outside directors have telephone meetings and board and committee meetings from time to time without management being present.

Policies on Code of Ethics

The members of the Board of Directors, officers and employees of the Company, including without limitation, executive and senior personnel, are required to comply with a Code of Ethics (the “Code”). The Code is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place.

Code of Ethics

We will provide a copy of our Code of Ethics to any person, without charge, upon request to Hi-Tech Pharmacal Co., Inc., Attention: Investor Relations, 369 Bayview Avenue, Amityville, NY 11701, (631) 789-8228. If we make any substantive amendments to the Code or grant any waiver, including any implicit waiver, from a provision of the Code to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K in accordance with applicable rules and regulations.

Board Leadership Structure

The Chief Executive Officer (“CEO”) and senior executive officers are selected by the Board based upon recommendations from the Company’s management and Board of Directors. The Board determines whether the role of Chairman and CEO should be separate or combined based upon its judgment as to the most appropriate structure for the Company at a given point in time. David S. Seltzer has served as our Chairman of the Board since 2004 and CEO since 1998. Based on its most recent review of the Company’s Board leadership structure and continued strong performance of the business, the Board has determined that this structure is optimal for the Company, because it provides our Company with strong and consistent leadership and leverages Mr. Seltzer’s extensive knowledge of our pharmaceutical business and competitive environment with the strategic oversight role of the Board. Given the current challenging regulatory and market environment, and the need to execute our ongoing strategic plans, the Board believes that having one person serving as both the Chairman and CEO provides clear, decisive, and effective leadership. We do not have a lead independent director.

Communications with Directors

A stockholder may communicate with the Directors of the Company and the Company’s Committees by sending an e-mail to compliance@hitechpharm.com. A stockholder may also write to any of the directors c/o William Peters at Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, NY 11701.

Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all Section 16(a) filing requirements were met during fiscal 2012, except for one transaction for Dr. Kamel Egbaria which involved the grant of stock options which was a late filing. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports they have filed with the Securities and Exchange Commission and Nasdaq.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a narrative describing how compensation for our named executive officers is established and should be read in conjunction with the compensation tables and related narrative descriptions set forth below.

Objectives and Philosophy of Our Executive Compensation Program

Our mission is to be a significant provider of quality products in the markets we serve. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, we must compete for, attract, develop, motivate, and retain top quality executive talent at the corporate office and operating business units during periods of both favorable and unfavorable business conditions.

Our executive compensation program is a critical management tool in achieving this goal. “Pay for performance” is the underlying philosophy for our executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Compensation Committee of the Board of Directors, which is comprised entirely of non-employee directors.

The program is designed and administered to:

•	reward individual and team achievements that contribute to the attainment of our business goals; and

•

provide a balance of total compensation opportunities, including salary, bonus, and longer-term cash and equity incentives, that are competitive with similarly situated companies and reflective of our performance.

In seeking to link executive pay to corporate performance, the Compensation Committee believes that the most appropriate measure of corporate performance is the increase in long-term stockholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share, and return on stockholders’ equity. The Compensation Committee may also consider qualitative corporate and individual factors which it believes bear on increasing our long-term value to our stockholders. These include:

•	the development of competitive advantages

•	successful filing of ANDAs

•	successful approval of ANDAs

•	success in developing business strategies and managing costs

•	execution of acquisitions, strategic partnerships and divestitures

•	implementation of operating efficiencies

•	the general performance of individual job responsibilities

The Compensation Committee reviews compensation practices of other pharmaceutical organizations of like size, structure and market capitalization in order to assess our competitiveness. The Company subscribes to Equilar, Inc.’s on-line database of executive and director compensation, which is drawn directly from SEC filings. In 2012, the Compensation Committee used this database to benchmark the Company’s executive compensation. The following companies were used as the peer group: Akorn, Alkemes Inc., Biomarin Pharmaceuticals, Impax Laboratories, Inspire Pharmaceuticals, Isis Pharmaceuticals, Lannett, Pain Therapeutics, PDI, Pozen, Salix Pharmaceuticals and Sciclone Pharmaceuticals. Benchmarked items include salary, bonus, equity compensation, deferred compensation, other compensation and total compensation. This data is used to ensure that the Chief Executive Officer and Chief Financial Officer of the Company are paid within the 25th to 75th percentile range. The Company believes that this is the appropriate range to target salaries so that they can be competitive, fair and reasonable.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary

•	annual cash incentive bonus

•	a long-term incentive represented by stock options

•	insurance, 401(k) plan and other employee benefits

The Company does not have a formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by management, determines subjectively what it believes to be the appropriate level and mix of the various compensation components. The Company provides these elements of executive compensation to its Named Executive Officers to ensure that the Company’s executive compensation is set at levels competitive relative to our peer companies. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

Base Salary.    Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. In determining the amount of compensation to be paid to our executive officers, the Compensation Committee adheres to compensation policies pursuant to which executive compensation is determined. Base salary determinants include the prevailing rate of compensation for positions of like responsibility in the particular geographic area, the level of the executive’s compensation in relation to our other executives with the same, more, or less responsibilities, and the tenure of the individual.

Minimum base salaries are mandated by our employment agreements for Mr. David Seltzer, Mr. William Peters, Mr. Reuben Seltzer and Dr. Kamel Egbaria.

Base salaries are reviewed annually or when employment contracts expire by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Cash Incentive Bonus.    The Compensation Committee has the authority to award annual bonuses to individual senior executives on a discretionary basis. The Committee believes that the bonus plan promotes the Company’s performance-based compensation philosophy by providing executives with direct financial incentives in the form of annual cash bonuses for achievements accomplished throughout the fiscal year.

The Compensation Committee considers various factors in determining, in its discretion, the bonuses to be awarded to its Named Executive Officers. The Compensation Committee does not utilize a formal written compensation plan or specific formula for the determination of bonuses to its CEO and CFO. Nor does it employ specific financial goals other than those listed below.

In the case of Mr. David Seltzer, the Compensation Committee determines Mr. Seltzer’s bonus based on:

•	growing the Company’s revenues

•	achieving pre-tax net income

•	completing acquisitions

•	forming strategic alliances

•	submitting ANDAs to the FDA

•	resolving matters set forth in the FDA warning letter

•	gaining FDA approval on ANDAs

•	operating within the compliance parameters required by federal and state governmental regulatory agencies

•	achieving operational efficiencies

The Compensation Committee has awarded Mr. Seltzer a bonus for the fiscal year ended April 30, 2012 in the amount of $550,000, which was paid in fiscal 2013. Mr. Seltzer’s bonus was awarded for increasing the Company’s revenues by 21%, increasing EPS by 13% and overseeing several acquisition and licensing deals.

In the case of Mr. William Peters, the Compensation Committee determined Mr. Peters’ bonus based on performance as well as his accomplishments. Factors considered included:

•	valuation analyses and due diligence for various M&A projects

•	helping value, negotiate and integrate various acquisition and licensing deals

•	accomplishments related to his responsibilities as head of human resources

•	financing activities, investor relations and other financings

•	operating within the compliance parameters required by federal and state governmental regulatory agencies

•	identifying cost savings and reducing overhead and SG&A costs of target areas

•	growing the Company’s revenues

•	achieving pre-tax net income

The Compensation Committee has awarded Mr. Peters a bonus for the fiscal year ended April 30, 2012 in the amount of $315,000, which was paid in full in fiscal 2013. Mr. Peters’ bonus was awarded for increasing the Company’s revenues by 21%, increasing EPS by 13%, negotiating operating cost savings and helping value, negotiating and integrating the Tussicaps® acquisition and negotiating the acquisition of a research and development facility in Copiague, New York.

In the case of Mr. Reuben Seltzer, the Compensation Committee determined Mr. Seltzer’s bonus based on performance as well as his accomplishments. Factors considered included:

•	his corporate development activities which resulted in the licensing of Tussicaps® and a portfolio of pain products for ECR

•	his corporate development activities on various other M&A projects

•	helping set company strategy and direction

•	the royalty stream from Naprelan®

•	growing the Company’s revenues

The Compensation Committee awarded Mr. Seltzer a bonus for the fiscal year ended April 30, 2012 in the amount of $500,000, which was paid in fiscal 2013.

Bonus payments to Dr. Egbaria and Mr. Caskey are based on formulas tied to the performance of their respective divisions.

Dr. Egbaria’s employment agreement specifies that he will be entitled to (i) a $5,000 bonus for each Abbreviated New Drug Application (“ANDA”) submitted under his supervision and accepted for filing by the Federal Drug Administration (“FDA”); (ii) a $10,000 bonus for each ANDA that is submitted under his supervision and approved by the FDA; (iii) a $5,000 bonus for each ANDA that is, as of April 26, 2010, pending with the FDA for at least twelve (12) months and which is approved by the FDA; (iv) a $10,000 bonus for each ANDA that is, as of April 26, 2010, pending with the FDA for less than twelve (12) months and which is approved by the FDA; and (v) he is entitled to participate in the Company’s executive bonus pool. Dr. Egbaria is entitled to only one bonus for each ANDA approved by the FDA. The bonuses payable above shall not, in the aggregate, exceed 50% of Dr. Egbaria’s salary for the year in which such bonuses are payable. Dr. Egbaria earned a bonus in fiscal 2012 of $65,000 related to the FDA milestones and $185,000 as part of the executive bonus pool. $60,000 of this total amount was paid in fiscal 2012, and the remainder was paid in fiscal 2013.

Mr. Caskey’s employment agreement which expired on February 28, 2011 specified that a bonus will be calculated based on the sum of (i) 2.5% of the first $3,500,000 of ECR Pharmaceuticals Co., Inc.’s pre-tax net income; and (ii) 4% of ECR Pharmaceuticals Co., Inc.’s pre-tax net income in excess of $3,500,000. Mr. Caskey earned a bonus of $0 in fiscal 2012.

Stock Options.    The long-term component of our executive compensation program consists of stock options. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interest of our executives and our shareholders. Stock options are granted upon the recommendation of management and approval of the Compensation Committee based upon their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer. Factors entering into this process include company-level performance, the individual executive’s performance, the amount of equity previously awarded to the executive and the vesting of such awards.

The Compensation Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.

The options generally permit the option holder to buy the number of shares of the underlying common stock (an option exercise) at a price equal to the market price of the common stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the term of the option. Generally, the options vest over a period of four years, with 25% vesting upon the first anniversary of the date of grant and 25% on each anniversary thereafter, and expire no later than ten years after grant.

Equity awards are typically granted to our executives annually in conjunction with the review of their individual performance. We set the exercise price of all stock options to equal the closing price of our common stock on the NASDAQ Stock Market on the day of the grant.

Benefits and Other Compensation.    We maintain broad-based benefits that are provided to all employees, including health and dental insurance, and a 401(k) plan. Executive officers are eligible to participate in all of our employee benefit plans, at no cost. The Company matches 50% on the first 6% of the contributions to the 401(k) plan for all employees up to the federal maximum amount allowable.

Mr. David Seltzer, Mr. Reuben Seltzer and Mr. William Peters received $9,000, $8,000 and $6,000, respectively, for automobile reimbursements. These amounts were reported as taxable income.

Severance and Change-in-Control Benefits.    Pursuant to employment agreements we have entered into with certain of our executives and our 2009 Stock Option Plan and our Amended and Restated Stock Option Plan (the “Stock Option Plans”), our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our Company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments upon Termination of Employment or Change-in-Control” below.

We believe providing these benefits help us compete for executive talent. We believe that our severance and change-in-control benefits are generally in line with severance packages offered to executives by other companies.

Tax Considerations

Section 162(m) of the Internal Revenue Code prohibits us from deducting any compensation in excess of $1 million paid to certain of our executive officers, except to the extent that such compensation is paid pursuant to a stockholder approved plan upon the attainment of specified performance objectives. The Compensation Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee periodically reviews the potential consequences of Section 162(m) and generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation Consultants

Our Compensation Committee Charter grants the Committee the authority to retain and terminate compensation consultants and approve their fees and other retention terms. These consultants report directly to the Compensation Committee. In 2012, the Committee retained Exequity LLP to assist us in assessing and updating our peer group companies, benchmarking the competitiveness of our executive compensation programs, planning for our 2012 Incentive Compensation Plan, updating our Board on executive compensation trends and best practices, and other related executive compensation consulting services. Exequity was retained by and is answerable to the Committee and has not engaged in any other material work for the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Bruce W. Simpson

Yashar Hirshaut, M.D.

Jack van Hulst

Dated: October 8, 2012

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to Regulation 14A or 14C, or the liabilities of Section 18 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors is currently composed of Bruce W. Simpson (chair), Yashar M. Hirshaut, M.D., and Jack van Hulst. None of the members of the Compensation Committee has ever been an officer or employee of ours. None of our named executive officers serves or has served as a member of the Board of Directors or compensation committee of any other company that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Stock Ownership

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 27, 2012, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director; (iii) all executive officers and directors as a group; and (iv) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock as of the date of the respective filings set forth below. Except as noted below, the named person has sole voting power and sole investment power over the securities.

	Shares of Common Stock Beneficially Owned as of September 27, 2012(1)
Executive Officers, Directors and 5% Stockholders	Number of Shares		Percent of Class
David S. Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	2,034,822	(2)	14.8%

Reuben Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	1,025,718	(3)	7.6%

Martin M. Goldwyn c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C. 40 Cuttermill Road Great Neck, New York 11021	70,947	(4)	*

Yashar Hirshaut, M.D. c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	128,875	(5)	1.0%

William Peters c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	90,000	(6)	*

Anthony J. Puglisi c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	59,750	(7)	*

Bruce W. Simpson c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	22,968	(8)	*

Jack van Hulst c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	21,781	(9)	*

	Shares of Common Stock Beneficially Owned as of September 27, 2012(1)
Executive Officers, Directors and 5% Stockholders	Number of Shares		Percent of Class
Gary M. April c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	5,626	(10)	*

Davis S. Caskey c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	10,000	(11)	*

Kamel Egbaria c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	18,658	(12)	*

All Directors and Executive Officers as a group (11 persons)	3,489,145	(13)	24.3%

BlackRock Global Investors 400 Howard Street San Francisco, CA 94105-2228	916,250	(14)	6.9%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355-2331	658,752	(14)	5.0%

*	Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.
(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2)	Amount includes options to purchase 525,000 shares of Common Stock exercisable within 60 days of September 27, 2012 and 223,877 shares of Common Stock owned by Mr. Seltzer’s wife and children and trusts for the benefit of two of his children.
(3)	Amount includes options to purchase 183,750 shares of Common Stock exercisable within 60 days of September 27, 2012 and 300,108 shares of Common Stock owned by Mr. Seltzer’s wife and children.
(4)	Amount includes options to purchase 70,947 shares of Common Stock which are fully vested and exercisable within 60 days of September 27, 2012.
(5)	Amount represents options to purchase 94,625 shares of Common Stock exercisable within 60 days of September 27, 2012 and 34,250 shares of Common Stock owned by Dr. Hirshaut.
(6)	Amount includes options to purchase 90,000 shares of Common Stock exercisable within 60 days of September 27, 2012.
(7)	Amount includes options to purchase 59,750 shares of Common Stock exercisable within 60 days of September 27, 2012.
(8)	Amount includes options to purchase 22,968 shares of Common Stock exercisable within 60 days of September 27, 2012.
(9)	Amount includes options to purchase 21,781 shares of Common Stock exercisable within 60 days of September 27, 2012.
(10)	Amount includes options to purchase 5,626 shares of Common Stock exercisable within 60 days of September 27, 2012.
(11)	Amount includes options to purchase 10,000 shares of Common Stock exercisable within 60 days of September 27, 2012.
(12)	Amount represents options to purchase 18,658 shares of Common Stock exercisable within 60 days of September 27, 2012.
(13)	Amount includes the total shares owned by directors and executive officers as a group (11 persons) at the close of business on September 27, 2012 and options to purchase 1,103,105 shares of Common Stock exercisable within 60 days of September 27, 2012.
(14)	Source: 13F Form filing on June 30, 2012

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation paid during the fiscal year ended April 30, 2012 to the Company’s Chief Executive Officer, Chief Financial Officer, Vice Chairman, Chief Scientific Officer, and ECR Pharmaceuticals Co., Inc.’s Vice President of Pharmaceuticals Operations (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Options Awards (#)(3)	All Other Compensation ($)(4)	Total ($)
David S. Seltzer	2012	465,000	390,000	0	23,000	878,000
President, Chief Executive Officer, Secretary, and Treasurer	2011	465,000	300,000	578,000	24,000	1,367,000
	2010	451,000	225,000	504,000	24,000	1,204,000

William J. Peters	2012	304,000	225,000	0	20,000	549,000
Vice President and Chief Financial Officer	2011	295,000	150,000	347,000	20,000	812,000
	2010	278,000	100,000	252,000	20,000	650,000

Reuben Seltzer	2012	442,000	358,000	0	12,000	812,000
	2011	378,000	275,000	1,097,000	8,000	1,758,000
	2010	306,000	100,000	252,000	8,000	666,000

Kamel Egbaria(5)	2012	367,000	140,000	630,000	79,000	1,216,000
Executive Vice President and Chief Scientific Officer	2011 2010	350,000 3,000	0 0	539,000 478,000	108,000 50,000	997,000 531,000

Davis S. Caskey	2012	173,000	157,000	0	5,000	335,000
ECR Pharmaceuticals Co., Inc., Vice President of Pharmaceuticals Operations	2011	173,000	139,000	58,000	5,000	375,000
	2010	168,000	0	50,000	5,000	223,000

(1)	Represents base salary through April 30, 2012.
(2)	Bonuses represent payments made during the fiscal year, not the bonus earned during the fiscal year.
(3)	Represents the fair value of options granted on the grant date in accordance with ASC Topic 718, “Compensation — Stock Compensation”.
(4)	Represents the matching contributions to the Hi-Tech Pharmacal Co., Inc. Employee Savings Plan and/or the dollar value of the premium paid by the Company for term life insurance for the benefit of the Named Executive Officer and automobile reimbursement that were reported as taxable income. Dr. Egbaria’s other compensation also includes a $50,000 signing bonus in 2010, $65,000 of relocation expense in 2011 and $35,000 of rent allowance in 2011.
(5)	Dr. Egbaria was hired by Hi-Tech Pharmacal Co., Inc. in April 2010.

Grants of Plan-Based Awards at Fiscal Year-End

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Options Awards (3)
David S. Seltzer	11/10/10	50,000	22.25	578,000
President, Chief Executive Officer, Secretary, and Treasurer	11/12/09	50,000	19.59	504,000

William J. Peters	11/10/10	30,000	22.25	347,000
Vice President and Chief Financial Officer	11/12/09	25,000	19.59	252,000

Reuben Seltzer	11/10/10	95,000	22.25	1,097,000
Vice Chairman	11/12/09	25,000	19.59	252,000

Kamel Egbaria	4/26/12	40,000	33.54	630,000
Executive Vice President and Chief	4/26/11	40,000	27.17	539,000
Scientific Officer	4/26/10	40,000	23.10	478,000

Davis S. Caskey	11/10/10	5,000	22.25	58,000
ECR Pharmaceuticals Co., Inc., Vice President of Pharmaceutical Operations	11/12/09	5,000	19.59	50,000

(1)	The amounts set forth in this column reflect the number of stock options granted under our 2009 Stock Option Plan. The options vest at the rate of 25% per year starting on the first anniversary of the grant and expire in 10 years from the date of grant.
(2)	The exercise price equals the closing price of our common stock on the date of grant.
(3)	The dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation”. See note A[16] of the consolidated financial statements in our Form 10-K, except no assumptions for forfeitures were included.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David S. Seltzer
President, Chief Executive Officer, Secretary, and Treasurer	112,500	—	$11.56	1/14/13
	75,000	—	$14.99	12/4/13
	75,000	—	$12.05	2/1/15
	50,000	—	$23.98	3/8/16
	50,000	—	$10.68	2/2/17
	50,000	—	$10.68	1/29/18
	37,500	12,500	$5.83	11/13/18
	25,000	25,000	$19.59	11/12/19
	12,500	37,500	$22.25	11/10/20

William J. Peters	4,983	—	$19.95	9/9/13
Vice President and Chief Financial Officer	18,750	—	$18.87	8/1/15
	6,250	—	$15.09	8/9/16
	6,250	—	$10.68	2/2/17
	18,750	—	$10.68	1/29/18
	12,500	6,250	$5.83	11/13/18
	12,500	12,550	$19.59	11/12/19
	7,500	22,500	$22.25	11/10/20

Reuben Seltzer	11,250	—	$8.31	12/5/12
Vice Chairman	11,250	—	$13.50	11/28/13
	11,250	—	$10.93	11/15/14
	11,250	—	$24.95	11/8/15
	11,250	—	$14.99	11/9/16
	11,250	—	$9.65	11/15/17
	18,750	6,250	$9.70	9/12/18
	18,750	6,250	$5.83	11/13/18
	12,500	12,500	$9.59	11/12/19
	23,750	71,250	$22.25	11/10/20

Kamel Egbaria	20,000	20,000	$23.10	4/26/20
Executive Vice President and Chief	10,000	30,000	$27.17	4/26/21
Scientific Officer	—	40,000	$33.54	4/26/22

Davis S. Caskey	3,750	1,250	$5.17	2/27/19
ECR Pharmaceuticals Co., Inc., Vice President of Pharmaceutical Operations	2,500	2,500	$19.59	11/12/19
	1,250	3,750	$22.25	11/10/20

Options Exercises and Stock Vested at Fiscal Year-End

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David S. Seltzer	112,500	3,395,000	—	—
President, Chief Executive Officer, Secretary, and Treasurer

William J. Peters	—	—	—	—
Vice President and Chief Financial Officer

Reuben Seltzer	67,500	2,032,000	—	—
Vice Chairman

Kamel Egbaria	—	—	—	—
Executive Vice President and Chief Scientific Officer

Davis S. Caskey	—	—	—	—
ECR Pharmaceuticals Co., Inc., Vice President of Pharmaceutical Operations

The Company does not maintain a pension plan, or nonqualified deferred contribution or other nonqualified deferred compensation plans.

Employment Agreements

We have employment agreements with each of our Named Executive Officers.

David S. Seltzer — Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer

David S. Seltzer serves as Chairman of the Board since September, 2004. David S. Seltzer was elected to serve as President and Chief Executive Officer effective May 1, 1998. On May 1, 2010, the Company entered into an amended and restated executive employment agreement with David S. Seltzer pursuant to which Mr. Seltzer is to serve as President and Chief Executive Officer, effective May 1, 2010 through April 30, 2013. Mr. Seltzer received an annual base salary of $465,000 for the period May 1, 2011 through April 30, 2012 (“Base Salary”) and for each fiscal year thereafter during the term of the employment agreement, Mr. Seltzer will be paid a base salary equal to the sum of (a) the Base Salary for the immediately preceding fiscal year and (b) an amount determined by multiplying the Base Salary in effect for the immediately preceding fiscal year by five (5%) percent. Mr. Seltzer may also receive a bonus during each year of employment which shall be approved by the Company’s Compensation Committee. Such bonus may be based on the Company meeting certain fiscal goals and also taking into account, among other things, progress towards strategic objectives not fully measured by pre-tax net income, the Company’s acquisitions, strategic alliances, submissions to the FDA, operational efficiencies and approval of ANDAs by the FDA. During the term of the agreement Mr. Seltzer will be eligible to receive annually options to purchase a minimum amount of 50,000 shares of the Company’s common stock. The amended and restated employment agreement contains standard confidentiality provisions and indemnification provisions.

William J. Peters — Vice President and Chief Financial Officer

On September 2, 2011, the Company and Mr. Peters, the Company’s Chief Financial Officer, entered into Amendment No. 3 to Mr. Peters’ employment agreement. The amendment, effective as of August 1, 2011, extends the term of Mr. Peters’ employment until July 31, 2013. The term is automatically renewed for successive one (1) year terms unless terminated (i) by the Company upon six (6) months advance written notice to Mr. Peters, (ii) by

Mr. Peters upon sixty (60) days advance written notice to the Company, or (iii) unless terminated in accordance with the provisions of Section 5 of the agreement. The amendment provides that Mr. Peters will receive as compensation for his services an annual salary equal to $315,000 for the period August 1, 2011 through July 31, 2012 and $330,750 for the period August 1, 2012 through July 31, 2013.

The agreement provides for annual bonuses to be determined in accordance with performance goals set by the Compensation Committee of the Board of Directors and the President of the Company. In the event of a termination upon total disability, the Company will pay to Mr. Peters the salary which would otherwise be payable to him during the continuance of such disability.

Reuben Seltzer — Vice Chairman

On November 10, 2010 the Company and Mr. Reuben Seltzer entered into an Employment Agreement (the “Agreement”), effective as of September 13, 2010, which provides for a term of employment until April 30, 2013. The term is automatically renewed for successive one (1) year terms unless terminated (i) by the Company upon six (6) months advance written notice to Mr. Seltzer, (ii) by Mr. Seltzer upon thirty (30) days advance written notice to the Company, or (iii) unless terminated in accordance with the provisions of Section 5 of the Agreement. The Agreement provides that he will receive as compensation for his services an annual salary equal to $425,000 for the period September 13, 2010 through April 30, 2011 and for each fiscal year thereafter during the term of the Agreement, Mr. Seltzer will be paid a base salary equal to the sum of (a) the Base Salary for the immediately preceding fiscal year and (b) an amount determined by multiplying the Base Salary in effect for the immediately preceding fiscal year by five (5%) percent. Mr. Seltzer may also receive a bonus during each year of employment which shall be determined in accordance with performance goals set by the Company’s Compensation Committee in its sole discretion. The bonus may be based on, among other things, Mr. Seltzer’s development and implementation of strategic objectives, acquisitions, product development, strategic alliances, including but not limited to, licensing arrangements and joint ventures, financings and strategic divestitures. Mr. Seltzer received options to purchase 45,000 shares of the Company’s common stock on November 10, 2010 with an exercise price equal to the closing price as of the close of business on such date. In addition, he received and will be eligible annually to receive options to purchase a minimum amount of 50,000 shares of the Company’s common stock annually in accordance with the terms of the Company’s 2009 Stock Option Plan.

Dr. Kamel Egbaria — Chief Scientific Officer and Executive Vice President

On April 26, 2010, the Company and Dr. Kamel Egbaria entered into an employment agreement (the “Egbaria Agreement”) pursuant to which Dr. Egbaria is to serve as Chief Scientific Officer and Executive Vice President of the Company. The term of the Egbaria Agreement is until April 26, 2013, unless earlier terminated pursuant to the provisions of the Egbaria Agreement. Dr. Egbaria is to receive as compensation for his services an annual base salary of $350,000. Upon each anniversary of April 26, 2010 during the term of the Egbaria Agreement, Dr. Egbaria’s salary will be increased by 5%. Dr. Egbaria will be entitled to receive certain bonuses upon the submission with the FDA of Abbreviated New Drug Applications and further bonuses upon the approval by the FDA of same. Dr. Egbaria shall also be entitled to participate in the Company’s executive bonus pool. Dr. Egbaria received on April 26, 2012, 2011 and 2010, respectively, and upon each anniversary thereof, subject to approval by the Company’s Compensation Committee, an option to purchase 40,000 shares of the Company’s common stock, subject to the Company’s 2009 Stock Option Plan.

Davis S. Caskey — Vice President, Pharmaceutical Operations of ECR Pharmaceuticals Co., Inc.

On February 27, 2009 the Company and Mr. Davis S. Caskey entered into an employment agreement (the “Caskey Agreement”). Mr. Caskey serves as Vice President, Pharmaceutical Operations of the Company’s subsidiary, ECR Pharmaceuticals Co., Inc. (“Subsidiary”). The term of the Caskey Agreement ended on February 28, 2011. Mr. Caskey received as compensation for his services an annual salary equal to $165,000. On February 27, 2010, Mr. Caskey’s salary was $168,000. For the second year of the term of the Caskey Agreement,

Mr. Caskey was entitled to receive a bonus equal to the sum of (i) 2.5% of the first $3.5 million of the Subsidiary’s pre-tax net income for the second year of the term of the Caskey Agreement; and (ii) 4% of the Subsidiary’s pre-tax net income in excess of $3.5 million for the second year. Mr. Caskey received stock options to purchase five thousand (5,000) shares of the Company’s common stock, subject to and in accordance with the terms and provisions of the Company’s 2009 Stock Option Plan. Mr. Caskey may receive additional stock options at the sole discretion of the Company’s management, such discretion to be exercised by recommendation of the Company’s Chief Executive Officer to the Compensation Committee; however, the Compensation Committee shall make the final determination, in its discretion, as to the number of stock options to be granted to Mr. Caskey.

The Caskey Agreement provided that Mr. Caskey’s employment shall terminate in the event of Mr. Caskey’s death or total disability, or a termination for Cause, as defined in the Caskey Agreement, or termination by the Company upon two weeks prior notice to Mr. Caskey by the Company. The Caskey Agreement contained standard confidentiality provisions and indemnification provisions.

Involuntary Termination.    Certain of our employment contracts with our Named Executive Officers provide for severance pay and other payout amounts in the event that employment is terminated other than for cause or voluntary termination.

Mr. David Seltzer’s employment agreement provides that in the event of a termination of employment by the Company without cause, the Company will pay to Mr. Seltzer his base salary up to the end of the month in which such termination occurs. The employment agreement further provides that in the event of Mr. Seltzer’s death or total disability, he will be paid his base salary for the remaining term of the agreement; provided, however, that in the case of a total disability, the base salary paid to Mr. Seltzer shall be reduced by any proceeds paid to Mr. Seltzer, his designee or estate, from a disability insurance policy owned by the Company. In addition, if Mr. Seltzer is terminated by the Company without cause or in the event of Mr. Seltzer’s death or total disability, he will also be paid an amount equal to the product of (i) the bonus for the year in which such termination, death or total disability occurred and (ii) a fraction, the numerator of which is the number of months during such year which Mr. Seltzer was employed by the Company through and including the month of his death, total disability or termination of employment, and the denominator of which is twelve.

If Mr. William Peters is terminated, or if he terminates his employment for Good Reason, as defined in his employment agreement, then the Company will pay to him the sum of (i) his salary for the greater of six (6) months or the balance of the term of his agreement and (ii) the pro rata portion of his annual bonus for the prior year. The severance shall be payable weekly. In addition, the Company will continue to keep in effect all health, insurance and welfare benefits for a period of the lesser of six months from the date of termination or until Mr. Peters obtains similar benefits from a new employer. Mr. Peters will not be entitled to severance if the Company gives six months advance written notice that a decision not to renew his agreement has been made by the Company.

Mr. Reuben Seltzer’s Employment Agreement provides that in the event of a termination of Mr. Seltzer’s employment by the Company without cause or by Mr. Seltzer for Good Reason (as that term is defined in his employment agreement), Mr. Seltzer will receive severance equal to the sum of (i) his salary for the greater of 6 months or the balance of the term of the employment agreement and (ii) the pro rate portion of his bonus for the prior year. The employment agreement provides that in the event of Mr. Seltzer’s disability, he will be paid his salary during the continuance of his disability; provided, however, that the salary paid to Mr. Seltzer shall be reduced by any proceeds paid to Mr. Seltzer, his designee or estate, from a disability insurance policy owned by the Company.

The Egbaria Agreement provides that Dr. Egbaria’s employment shall terminate in the event of Dr. Egbaria’s death or total disability, or a termination for Cause as defined in the Egbaria Agreement, or a termination by Dr. Egbaria for Good Reason, as defined in the Egbaria Agreement, or a termination by the

Company upon six (6) months’ prior written notice (a “Discretionary Termination”). In the case of a Discretionary Termination or a termination by Dr. Egbaria for Good Reason, Dr. Egbaria will be entitled to receive severance payments equal to the sum of (i) the greater of (A) six (6) months of Dr. Egbaria’s salary or (B) Dr. Egbaria’s salary for the balance of the term of the Egbaria Agreement and (ii) the bonus received by Dr. Egbaria for the year prior to such termination. In addition, the Company will keep in effect all health insurance and benefits for a period equal to the lesser of the balance of the term of the Egbaria Agreement or until Dr. Egbaria obtains similar benefits from a new employer. Dr. Egbaria is not entitled to receive severance in the event his employment is terminated for Cause, as defined in the Egbaria Agreement.

Change in Control.    Our employment agreement with Mr. David Seltzer provides in the event of a “Change in Control” of the Company during the term of his employment under his employment agreement, followed by Mr. Seltzer’s termination for any reason whatsoever, including his voluntary termination within 24 months of a Change in Control, by the Company and/or its successor or by Mr. Seltzer. Mr. Seltzer will receive severance pay equal to (i) three (3) times his current base salary for the calendar year in which such termination occurs plus (ii) the bonus declared payable to him for the preceding calendar year; the continuation of health care benefits for 24 months; the continuance of his automobile lease then in effect, but not more than 3 years, and provides appropriate outplacement services not to exceed $15,000 for up to 12 months from the date of his termination; and the immediate vesting of all of Mr. Seltzer’s stock options under the Company’s Stock Option Plans held by him prior to the effective date of the Change in Control. The payment of the severance and bonus shall be made as soon as practicable after termination of employment, but in no event more than 30 days after termination. In the event any payment or distribution to Mr. Seltzer is subject to an excise tax, Mr. Seltzer will be entitled to receive an additional payment (“Gross-Up Payment”) from the Company in an amount such that after payment by Mr. Seltzer of all taxes, including any excise tax imposed on the Gross-Up Payment, Mr. Seltzer retains an amount of the Gross-Up Payment equal to the excise tax imposed on the payments.

Mr. Seltzer’s employment agreement provides that “Change in Control” shall be deemed to occur upon the earliest to occur after the date of the agreement of any of the following events:

(i) Acquisition of Stock by Third Party.    Any Person (as defined in the employment agreement) is or becomes the Beneficial Owner (as defined in the employment agreement), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities and such Person has initiated in the past or thereafter initiates actions or demonstrates an intent to influence or control the business, affairs or management of the Company or to cause the Company to enter into a transaction or a series of transactions with such Person or a third party without the prior consent or request of the Board of Directors;

(ii) Change in Board of Directors.    During any period of 12 months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) Corporate Transactions.    The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation.    The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

(v) Other Events.    There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

Our employment agreement with Mr. William Peters provides that in the event of a “Change in Control” the Company will pay or cause its successor to pay to Mr. Peters, in cash, in a lump sum an amount equal to 2 times his base salary which equals the sum of (i) his annual salary on the day preceding the Change in Control, plus (ii) the annual bonus for the year immediately preceding the Change in Control. This amount will be made in a lump sum payment within 15 days after the Change in Control. All insurance and welfare payments will also continue for the lesser of one year or the eligibility of similar benefits from a new employer.

A “Change of Control” shall be deemed to occur upon the earliest to occur after the date of the agreement of any of the following events:

(i) Acquisition of Stock by Third Party.    Any Person (as defined in the employment agreement) is or becomes the Beneficial Owner (as defined in the employment agreement), directly or indirectly, of securities of the Company representing forty (40%) percent or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board of Directors.    The date when continuing Directors (as defined in the employment agreement) cease to be a majority of the Directors then in office, it being understood that it shall not be deemed a Change in Control as long as the majority of the Directors were nominated by the continuing Directors;

(iii) Corporate Transactions.    The effective date of a merger or consolidation of the Company with any other entity, and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv) Liquidation.    The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Our employment agreement with Mr. Reuben Seltzer provides that in the event of a Change in Control of the Company (as defined in his employment agreement), the Company will pay or cause its successor to pay to Mr. Reuben Seltzer, in cash, in a lump sum within fifteen (15) days after the Change in Control, an amount equal to three times his base compensation which equals the sum of (i) his annual salary on the day preceding the Change in Control, plus (ii) his annual bonus for the year immediately preceding the Change in Control. In addition, following a Change in Control, at no cost to Mr. Reuben Seltzer, the Company will maintain for Mr. Reuben Seltzer and his dependents, all health, insurance and welfare benefits for the lesser of one year or until he and his dependents are eligible for similar benefits from his new employer and will continue to pay the automobile allowance provided in Section 4.4 of his employment agreement until the end of the automobile lease then in effect but not more than 2 years.

A “Change in Control” shall be deemed to occur after the date of his employment agreement of any of the following events:

(i) Acquisition of Stock by Third Party.    Any Person (as defined in the employment agreement) is or becomes the Beneficial Owner (as defined in the employment agreement), directly or indirectly, of securities of the Company representing forty (40%) percent or more of the combined voting power of the Company’s then outstanding securities (“Acquisition”);

(ii) Change in Board of Directors.    The date when Continuing Directors cease to be a majority of the Directors then in office, it being understood that it shall not be deemed a Change in Control as long as the majority of the Directors were nominated by the Continuing Directors (as defined in the employment agreement);

(iii) Corporate Transactions.    The effective date of a merger or consolidation of the Company with any other entity, and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv) Liquidation.    The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event Dr. Egbaria’s employment is terminated following a Change in Control (as defined in the Egbaria Agreement), except for a termination as a result of Cause, or Dr. Egbaria’s death or total disability, the Company will pay or cause its successor to pay to Dr. Egbaria, in cash, a lump sum within fifteen (15) days after the Change in Control Termination, an amount equal to two (2) times Dr. Egbaria’s base compensation which equals the sum of (i) his annual salary on the day preceding the Change in Control Termination, plus (ii) his annual bonus for the year immediately preceding the Change in Control Termination. In addition, following a Change in Control Termination, the Company or its successor will keep in effect all health insurance and benefits for a period equal to the lesser of one year or until Dr. Egbaria obtains similar benefits from a new employer.

A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of the Egbaria Agreement of any of the following events:

(i) Acquisition of Stock by Third Party.    Any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Company representing forty (40%) percent or more of the combined voting power of the Company’s then outstanding securities and such Person initiates actions to cause the Company to enter into a transaction or series of transactions with such Person or a third party without the prior consent or request of the Board of Directors;

(ii) Change in Board of Directors.    The date when Continuing Directors cease to be a majority of the Directors then in office, it being understood that it shall not be deemed a Change in Control as long as the majority of the Directors were nominated by the Continuing Directors;

(iii) Corporate Transactions.    The effective date of a merger or consolidation of the Company with any other entity where the Company is not the surviving entity, and the surviving entity has the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv) Liquidation.    The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Potential Payments Upon Termination of Employment or Change in Control

The following information and table set forth the amount of payments to each of our Named Executive Officers in the event of a termination of employment as a result of involuntary termination and termination following a change in control.

Assumptions and General Principles.    The following assumptions and general principles apply with respect to the following table and any termination of employment of a Named Executive Officer:

•

The amounts shown in the table assume that each Named Executive Officer was terminated on April 30, 2012. Accordingly, the table reflects amounts earned as of April 30, 2012 and includes estimates of amounts that would be paid to the Named Executive Officer upon the occurrence of a termination or change in control. The actual amounts to be paid to a Named Executive Officer can only be determined at the time of the termination or change in control.

•

Because we have assumed an April 30, 2012 termination date, each of the Named Executive Officers would have been entitled to receive 100% of the annual bonus payment made for fiscal year 2011 that was paid in fiscal 2012. If termination would occur in fiscal 2013, the bonus amount would be the bonus amount that the Board determined to pay out for the year ended April 30, 2012.

•

A Named Executive Officer may exercise any stock options that are exercisable prior to the date of termination and any payments related to these stock options are not included in the table because they are not severance payments.

Involuntary Termination	David S. Seltzer	William J. Peters(1)	Reuben Seltzer(2)	Kamel Egbaria	Davis S. Caskey(3)
Prorated annual bonus compensation	$550,000	$315,000	$500,000	$250,000	$—
Cash severance payment	1,465,000	409,000	1,339,000	368,000	—
Continued health care benefits and other	—	13,000	51,000	25,000	—

Total	$2,015,000	$737,000	$1,890,000	$643,000	$—

Change in Control with Termination
Prorated annual bonus compensation	$550,000	$630,000	$500,000	$500,000	$—
Cash severance payment	1,465,000	630,000	1,339,000	735,000	—
Continued health care benefits and other	103,000	25,000	52,000	25,000	—

Total	$2,118,000	$1,285,000	$1,891,000	$1,260,000	$—

(1)	Mr. Peters’ Change in Control provision is paid upon a change in control regardless of whether he is terminated or not.
(2)	Mr. Seltzer’s Change in Control provision is paid upon a change in control regardless of whether he is terminated or not.
(3)	Mr. Caskey is not entitled to a payment on Change in Control.

As described more fully below, this chart summarizes the annual cash compensation for the Company’s non-employee directors during fiscal year 2012.

Director Compensation at Fiscal Year-End

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Martin M. Goldwyn	47,000	—	—	—	47,000
Yashar Hirshaut, M.D.	50,000	—	—	—	50,000
Jack van Hulst	50,000	—	—	—	50,000
Anthony J. Puglisi	50,000	—	—	—	50,000
Bruce W. Simpson	50,000	—	—	—	50,000

(1)	Represents the dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation.” See note A[16] of the consolidated financial statements in the Company’s Form 10-K, except no assumptions for forfeitures were included.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee of the Board of Directors (the “Committee”) is comprised of three (3) independent non-employee directors during fiscal year 2012. The responsibilities of the Committee are set forth in its written charter (the “Charter”). The Board of Directors adopted an amended charter of the Audit Committee, which was attached to the Proxy Statement dated October 8, 2010.

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent auditors and management of the Company to review accounting, auditing internal controls and financial reporting matters.

During fiscal year 2012 this Committee held 4 meetings. The Company’s senior financial management were in attendance at each meeting and the independent auditors were in attendance at all meetings.

The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and to maintain internal controls over financial reporting and upon the Company’s independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

The Committee has reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended April 30, 2012, included in the Company’s 2012 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging the Committee’s oversight responsibility for the audit process, we have discussed with EisnerAmper LLP (“EisnerAmper”), the Company’s independent auditors, the matters required to be discussed by SAS 114 (Communications with Audit Committees). SAS 114 requires the Company’s Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee discussed with the Company’s independent auditors, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Committee has obtained from EisnerAmper written disclosure and a letter providing the disclosures required by the applicable standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with EisnerAmper EisnerAmper’s independence from the Company and management, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by EisnerAmper.

Based upon the foregoing review and discussions with senior management of the Company and EisnerAmper, the Committee has recommended to the Company’s Board that the financial statements prepared by the Company’s management, and audited by its independent auditors be included in the Company’s 2012 Annual Report to Stockholders, and that such financial statements also be included in the Company’s Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of EisnerAmper as the Company’s independent auditors for fiscal 2013, and the Board has concurred in such recommendation.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine if the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management’s representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The members of the Audit Committee are independent as defined under the requirements of Rule 4200(a)(14) of the Nasdaq listing standards.

Presented by the members of the Audit Committee:

Yashar Hirshaut, M.D.

Anthony J. Puglisi

Jack van Hulst

Certain Relationships and Related Transactions

The Company and Reuben Seltzer have a 17.7% and 17.7% interest, respectively, in Marco Hi-Tech JV LLC, a New York limited liability company (“Marco Hi-Tech”), which markets raw materials for nutraceutical products. Additionally, the Company has an investment in an available for sale security, Neuro-Hitech, Inc., of which Reuben Seltzer is a shareholder. The Company has a 5% interest in Neuro-Hitech, Inc.

The Company is jointly developing a generic product outside of its area of expertise with EMET Pharmaceuticals (“EMET”), previously known as XCell Pharmaceuticals and another company. Mr. Reuben Seltzer is a principal of EMET. During the fiscal year ended April 30, 2012, the Company spent approximately $101,000 on this project, which was included in research and development expense.

Tashlik, Kreutzer, Goldwyn & Crandell P.C. received $548,000 in legal fees for services performed for the Company during the Company’s fiscal year ended April 30, 2012. Mr. Martin M. Goldwyn, an officer of such firm, is a director of the Company.

The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

Review, Approval or Ratification of Transactions with Related Persons

The Company has adopted a policy for the review, approval or ratification of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members. The policy is not in writing and the Committee has not adopted any pre-approvals under the policy. The related party transactions described above are subject to, and have been approved and ratified, under this policy.

The policy provides that the Audit Committee reviews all related party transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A summary of any new transactions is provided to the Board for its review in connection with each regularly scheduled Committee meeting.

There were no related party transactions that were subject to review by the Audit Committee during the Company’s fiscal year ended April 30, 2012.

PROPOSAL 2: APPROVAL AND ADOPTION OF THE COMPANY’S 2012

INCENTIVE COMPENSATION PLAN

The Compensation Committee (the “Committee”) and the Board of Directors unanimously adopted the 2012 Incentive Compensation Plan (the “Plan”) subject to approval by stockholders. The Plan will replace both the 2009 Stock Option Plan and the 1994 Directors Stock Option Plan. The 2009 Stock Option Plan and the 1994 Directors Stock Option Plan will continue in effect with respect to stock options granted under such plans. In addition, awards under the Plan, including annual incentive awards paid to executive officers subject to Section 162(m) (i.e., covered employees), can satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee believes that long-term incentives provide important medium- and long-term incentives for directors, officers, employees, and third party service providers to achieve the Company’s strategic business plan. The Committee also believes that long-term incentives consistent with those available to other leading specialty manufacturers of prescription, over-the-counter and nutritional products are required for the Company to compete for, motivate, and retain high-quality directors, executives, employees, and third party service providers.

Description of the Plan

A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan attached hereto as Appendix B.

Purpose

The Plan provides a means whereby employees, directors, and third party service providers can receive awards that will help them develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the Company’s business, thereby advancing the interests of the Company and its stockholders.

Effective Date and Term

The Plan will become effective upon stockholder approval and will terminate ten years later unless sooner terminated.

Shares Subject to the Plan

The maximum number of shares of common stock issuable under the Plan is 4,808,561 shares. This includes 1,500,000 new shares, 1,068,187 shares that remain available under the 2009 Stock Option Plan, 172,906 shares that remain available under the 1994 Directors Stock Option Plan, and any shares subject to 2,067,468 outstanding awards as of April 30, 2012 under the 2009 Stock Option Plan and the 1994 Directors Stock Option Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). If the Plan is approved by stockholders, no additional awards will be made after the date of approval under the 2009 Stock Option Plan or the 1994 Directors Stock Option Plan.

No more than 700,000 shares may be granted as awards, other than Stock Options or Stock Appreciation Rights (“SARS”).

Share Counting

Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to the Company, or if an SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Plan.

Annual Award Limits

The Plan also imposes annual per-participant award limits for employees and executives, starting with fiscal year 2013. The annual per-participant limits are as follows:

Award Type	Annual Limit Per Participant

Stock Options	300,000 common shares

SARs	300,000 common shares

Restricted Stock and Restricted Stock Units	150,000 common shares

Performance Units and Performance Shares	150,000 common shares or the value of 150,000 common shares

Other Stock-Based Awards	150,000 common shares

Cash-Based Awards	The greater of $5,000,000 or the value of 150,000 common shares

Covered Employee Annual Incentive Awards	No more than fifty (50%) percent of the Company’s bonus pool or five (5%) percent of Company’s net Income for a Plan Year

Adjustments

The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation, distributions of stock or property other than normal cash dividends. The Committee may also make adjustments to reflect unusual or nonrecurring events.

Administration

The Committee is responsible for administering the Plan and has the discretionary power to interpret the terms and intent of the Plan and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the Committee made under the Plan are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Committee may also delegate to one or more Company officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) and third party service providers to be recipients of awards.

Eligibility

Employees, nonemployee directors, and third party service providers of the Company and its subsidiaries who are selected by the Committee are eligible to participate in the Plan. There are currently approximately 444 eligible employees and 5 eligible nonemployee directors.

Types of Awards

The Plan provides that the Committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options

The Committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the common stock on the date of grant. The latest expiration date cannot be later than the tenth (10th) anniversary of the date of grant (for an ISO, the 5th anniversary of the date of grant if the recipient is a more than 10% stockholder). Fair market value under the Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The exercise price may be paid with cash or its equivalent, with previously acquired shares of common stock, or by other means approved by the Committee, including by means of a broker-assisted exercise.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) under the Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of the common stock at the time of grant. The grant price of a SAR granted in tandem with a stock option will be the same as the option price of the tandem option. SARs cannot be exercised later than the tenth (10th) anniversary of the date of grant.

Freestanding SARs may be exercised on such terms as the Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of an SAR, the holder will receive from the Company shares of common stock, cash, or a combination of shares and cash, as determined by the Committee, equal in value to the difference between the fair market value of the common stock subject to the SAR, determined as described above, and the grant price.

Restricted Stock and Restricted Stock Units

The Committee may award restricted common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance Unit and Performance Share Awards

Performance unit and performance share awards may be granted under the Plan. Performance unit awards will have an initial value that is determined by the Committee. Performance shares will have an initial value that is based on the fair market value of the stock on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance unit and performance share awards and any other awards granted under the Plan that are intended to constitute “qualified performance-based compensation” will be based upon one or more of the following:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but limited to, growth measures and total shareholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer satisfaction;

•	Working capital targets; and

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

•

The number, change in number or maintenance of a specified number of drug submissions to the U.S. Food and Drug Administration (FDA), including, but not limited to, new drug approvals (“NDAs”) and original abbreviated new drug approvals (“ANDAs”);

•	The number, change in number or maintenance of a specified number of drug approvals from the FDA, including, but not limited to, for NDAs and ANDAs; and

•	Other strategic metrics related to the pharmacy industry regarding the research, development, approval, manufacture, sale and maintenance of drugs.

The Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Standards Codification 225-90/Income Statement — Extraordinary and Unusual Items (formerly Accounting Principles Board Opinion No. 30), as amended, revised or superseded, and/or in management’s discussion of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Generally, awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Committee.

Covered Employee Annual Incentive Awards

The Committee may designate the covered employees who will receive an annual incentive award based on a percentage of an incentive pool. The incentive pool is equal to five (5%) percent of the Company’s net income for the year. The Committee will allocate the pool among the covered employees designated by the Committee; however, no covered employee can receive more than fifty (50%) percent of the incentive pool, and the sum of the incentive pool percentages for all covered employees cannot exceed one hundred (100%) percent of the total pool. The Committee cannot adjust these awards upward, but retains the discretion to adjust the awards downward.

Cash-Based Awards

The Committee may grant cash-based awards. The terms and conditions, including whether the vesting of such awards is dependent upon the achievement of specific performance goals, of each cash-based award shall be determined by the Committee. Payment under any cash-based award will be made in common stock or cash, as determined by the Committee.

Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, or performance shares. The terms and conditions of each other stock-based award shall be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to any stock-based awards under the Plan other than options and SARs. Any dividend equivalents payable with respect to performance-based awards will be subject to the same vesting and forfeiture conditions as the award itself.

Deferrals

The Committee may require or permit a participant to defer the receipt of cash or shares pursuant to any awards under the Plan in accordance with the requirements of Section 409A of the Code.

Minimum Vesting and Forfeiture Periods for Awards

Stock-based awards other than options and SARs granted under the Plan will vest over or have a minimum forfeiture period of no less than three years (including in installments). However, if awards are performance-based, the minimum vesting or forfeiture period may be one year. In addition, the minimum vesting or forfeiture requirements will not apply to awards that are accelerated or waived as a result of the participant’s death, disability or other involuntary termination, or in the event of a Change in Control. The Compensation Committee also will have discretion to award up to five (5%) percent of the shares reserved under the Plan without regard to these minimum vesting or forfeiture periods.

Termination of Employment

The Committee will determine how each award will be treated following termination of the holder’s employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Treatment of Awards Upon a Change in Control and Related Transactions

In the event of a “Change in Control” of the Company (as defined in the Plan), outstanding awards under the Plan may be subject to accelerated vesting or settlement as provided in the individual award agreements. Upon the occurrence of certain corporate transactions, which may include a Change in Control, outstanding awards generally will be subject to the terms of the agreement entered into in connection with the transaction, which may provide for the assumption or substitution of awards by the surviving corporation or its parent or subsidiary, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

Under the Plan, a Change in Control may be triggered if there is an acquisition of fifty (50%) percent or more of the outstanding shares or the voting power of the outstanding securities, or there is consummation of a reorganization, merger, or consolidation or sale of the Company or any subsidiary of the Company or a disposition of all or substantially all of the Company’s assets, unless stockholders continue to own more than fifty (50%) percent of the outstanding voting securities.

Amendment of Awards or Plan and Adjustment of Awards

The Committee may at any time alter, amend, modify, suspend, or terminate the Plan or any outstanding award in whole or in part. No amendment of the Plan will be made without stockholder approval if stockholder approval is required by law. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Plan.

No Repricing

The Plan specifically prohibits the repricing of stock options and SARs without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or SAR to lower its exercise or grant price at a time when its exercise or grant price is greater than the fair market value of the underlying stock, unless in connection with a change in capitalization or similar change; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or SAR at a time when its exercise or grant price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change.

Additional Provisions

Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

If provided in the award agreement, a participant’s rights to an award may be subject to a participant agreeing to not compete with the Company or any of its subsidiaries, and to not solicit away the Company’s business or employees. In addition, participants may be subject to nondisclosure and nondisparagement requirements. A breach of these restrictions may result in cancellation of awards or the recovery by the Company of gain realized under an award.

To comply with the laws in other countries in which the Company or its subsidiaries operate or may operate or have employees, directors, or third party service providers, the Committee may establish subplans under the Plan and modify the terms of the awards made to such employees and directors.

New Plan Benefits

The future benefits or amounts that would be received under the Plan by executive officers, nonexecutive directors and nonexecutive officer employees are discretionary and are, therefore, not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the Plan had been in effect cannot be determined.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

Incentive Stock Options

An employee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation; provided that, income taxes are withheld from the employee. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the employee exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO.

In general, an ISO that is exercised by the optionee more than three (3) months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of one hundred thousand ($100,000) dollars.

Non-Qualified Stock Options

An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by the Company as compensation; provided that, income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock

A participant will not be taxed at the date of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any shares of restricted stock as of the date that the restrictions lapse, unless the participant, within thirty (30) days after transfer of such restricted stock to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. If the participant makes the election under Section 83(b) of the Code, the Company generally will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Stock Units

A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company generally will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards

A participant will not normally recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of our common stock received will constitute ordinary income to the participant. The Company generally will also then be entitled to a deduction in the same amount.

Other

Awards under the Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the necessary taxes to the Company. If the Committee approves, participants may satisfy their tax withholding requirements by causing shares of common stock to be withheld.

In general, under Section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top three named executive officers (other than the chief financial officer), ranked by pay, is not deductible to the extent it exceeds one million ($1,000,000) dollars for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section 162(m) of the Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under stockholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a Change in Control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the Change in Control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional twenty (20%) percent federal tax and may be nondeductible to the corporation.

If any award granted under the Plan is considered deferred compensation under Code Section 409A, then certain requirements must be met to have the deferral be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by Participants is done within the time period(s) permitted by Code Section 409A; limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted by the U.S. Treasury Department. If these requirements are not met, a Participant will be immediately taxed on such purportedly deferred amounts, a penalty of twenty (20%) percent of such amounts deferred after December 31, 2004 will be imposed, and penalty interest will accrue at the underpayment rate plus one (1%) percent.

Equity Compensation Plan Information

The following table sets forth, as of April 30, 2012, information regarding the shares of our common stock authorized for grant under our equity compensation plans (all of which have been approved by stockholders).

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance

Plan Category

Equity compensation plans approved by stockholders:

2009 Stock Option Plan	1,664,165	$16.99	1,068,187
1994 Directors Stock Option Plan	403,303	$15.18	172,906
Equity Compensation Plans Not Approved by Shareholders	0	0	0

Total	2,067,468	$16.63	1,241,093

Other Information

If approved by stockholders, the Plan will be effective on November 7, 2012, and have a term of ten (10) years, such that no awards will be made under the Plan after November 7, 2022, unless terminated earlier by the Board. Any awards granted before November 7, 2022 may extend beyond the expiration or termination date.

The Plan provides that an award may not be transferred except in the event of the employee’s death or unless otherwise required by law. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Committee. Awards under the Plan may earn dividends or dividend equivalents, as determined by the Committee.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company’s obligations.

On September 27, 2012, the closing price of our Common Stock on the NASDAQ Global Market was $33.35.

Required Vote. If a quorum exists at the Annual Meeting of Stockholders, the Plan will be approved if the votes cast in favor of the Plan exceed the votes cast against.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT AND APPROVE THE 2012 INCENTIVE COMPENSATION PLAN.

PROPOSAL 3:    RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of EisnerAmper LLP (“EisnerAmper”), as the Company’s independent auditors for the fiscal year ending April 30, 2013.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

EisnerAmper has audited the Company’s financial statements annually since fiscal 1992. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

EisnerAmper has served as the auditors for the Company for the fiscal year ended April 30, 2012. EisnerAmper has billed or is expected to bill us $563,000 and $385,000, in the aggregate, for professional services for the audit of our annual financial statements and audit of the Company’s internal controls in compliance with the Sarbanes-Oxley Act of 2002 for fiscal 2012 and 2011, respectively, and for the review of our interim financial statements which are included in our quarterly reports on Form 10-Q for fiscal 2012 and 2011.

Audit-Related Fees

EisnerAmper has billed or is expected to bill us $68,000 and $90,000 for other audit-related fees for fiscal 2012 and 2011, respectively. Other audit-related fees related primarily to services rendered in connection with our filing of registration statements with the SEC, and due diligence in connection with potential acquisitions and accounting consultations.

Tax Fees

EisnerAmper has billed or is expected to bill us $111,000 and $48,000 for fiscal 2012 and 2011, respectively, for tax services, including tax compliance.

All Other Fees

The Company did not engage EisnerAmper for professional services other than those services captioned “Audit Fees”, “Audit Related Fees” and “Tax Fees” in fiscal 2012.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by EisnerAmper was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

Policy on Audit Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit services include audit and review work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF EISNERAMPER LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2013.

PROPOSAL 4:    ADVISORY VOTE ON EXECUTIVE COMPENSATION

Beginning in 2011, we have provided our stockholders with an annual opportunity to cast an advisory vote on our executive compensation program and policies. A majority of our stockholders endorsed our executive compensation programs and policies for our Named Executives by voting “FOR” these advisory votes in 2011.

Hi-Tech is providing an advisory vote on our executive compensation in accordance with Section 14A of the Securities and Exchange Act of 1934, as amended. As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the primary objective of Hi-Tech’s executive compensation policy is to attract and retain its key executives and motivate our executives to achieve short- and long-term objectives and success. The Compensation Committee approves and implements compensation programs based on the following stated philosophies:

•	Pay for performance and reward company and individual achievement;

•	Ensure compensation is competitive with the companies that compete with us for talent;

•	Maintain an appropriate balance between cash and equity incentives; and

•	Be fair and consistent.

The Compensation Committee and the Board of Directors believe that Hi-Tech’s 2012 executive compensation is strongly aligned with our philosophy, objectives and company performance. We encourage stockholders to carefully review the Compensation Discussion and Analysis. The Compensation Discussion and Analysis describes Hi-Tech’s executive compensation program and the considerations taken into account by the Compensation Committee and the Board of Directors with respect to the compensation paid to the Named Executive Officers for 2012.

The Board of Directors is requesting that Hi-Tech’s stockholders cast a non-binding, advisory vote in favor of the following resolution:

RESOLVED, that the compensation paid to Hi-Tech’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other narrative discussion, is hereby approved.

Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL

OF PROPOSAL NO. 4 ON AN ADVISORY BASIS.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters which are “non-routine”, without specific instructions from the beneficial owner. If a proxy is received but marked abstention or if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not been instructed on how to vote (“broker non-votes”), those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum.

For Proposal No. 1, the election of directors is a non-routine proposal, and therefore, your broker is not entitled to vote on Proposal No. 1 without instruction from you. For the election of directors, you may either vote “for” a director, or “withhold” your vote for such director. The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors.

For Proposal No. 2, adoption and approval of the Company’s 2012 Incentive Compensation Plan, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required. The adoption and approval of the Company’s Incentive Compensation Option Plan is a non-routine proposal, and, therefore, your broker is not entitled to vote on Proposal No. 2 without instructions from you.

For Proposal No. 3, ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm, you may either vote “for”, “against” or “abstain”. The affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting, in person or by proxy, is required to approve Proposal No. 3. Abstentions will have the same effect as votes against Proposal No. 3. The ratification of auditors is generally considered to be a routine proposal, and therefore, your broker can vote on Proposal No. 3 without instructions from you.

For Proposal No. 4, advisory vote on the compensation of Hi-Tech’s Named Executive Officers, you may either vote “for”, “against” or “abstain”. Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation program, will consider the outcome of the vote when designing our compensation program and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter.

A stockholder of record who does not hold his shares through a brokerage firm, bank or other nominee (in “street name”) may vote his shares in person at the Annual Meeting. If a stockholder holds shares in street name, he must obtain a proxy or evidence of stock ownership from his street name nominee and bring it with him in order to be able to vote his shares at the Annual Meeting.

If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF A SIGNED VALID PROXY IS RETURNED AND NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, AND 4.

The Board of Directors is not presently aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the “Commission”), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals properly presented by stockholders for consideration at the Annual Meeting that were not submitted to the Company within a reasonable time prior to the mailing of these proxy materials. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a Director if a Director nominee named in Proposal 1 is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

A stockholder of record who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows:

Continental Stock Transfer & Trust Company, Inc.

17 Battery Place

New York, NY 10004-1123

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference”. This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2012 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

If you have a proposal or Director nomination that you would like us to include in our Proxy Statement and form of proxy for, or to present at the 2013 Annual Meeting of Stockholders, you must send your proposal to the Company at its principal executive offices by no later than May 26, 2013. Stockholders wishing to submit proposals or Director nominations that are not included in such Proxy Statement and proxy must do so no later than the close of business on June 9, 2013. Stockholders should also review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations.

Annual Report

The Company’s Annual Report containing audited financial statements for the fiscal year ended April 30, 2012 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED APRIL 30, 2012, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF DAVID S. SELTZER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some companies and brokers “household” proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Hi-Tech that they or Hi-Tech will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or Hi-Tech if you hold shares directly in your name. You can notify Hi-Tech by sending a written request to Corporate Secretary, Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, NY 11701 or by calling (631) 789-8228.

By Order of the Board of Directors,

HI-TECH PHARMACAL CO., INC.

David S. Seltzer

Chairman, President, Chief Executive Officer,

Secretary and Treasurer

Dated: October 8, 2012

Appendix A

HI-TECH PHARMACAL CO., INC.

COMPENSATION COMMITTEE CHARTER

1.	Purposes

The principal purposes of the Compensation Committee (the “Committee”) are to discharge those responsibilities of the Board of Directors of the Company (the “Board”), relating to the compensation or employment of officers, directors, employees and consultants, that are delegated to the Committee, and to advise the Board with respect to those Board responsibilities relating to the compensation or employment of officers, directors, employees and consultants that are not delegated to the Committee. In carrying out its responsibilities, the Committee shall seek to achieve the Board’s ultimate objective of providing the Company with compensation and employment arrangements that will attract, retain, motivate and reward key personnel, that are externally competitive and internally equitable, and that are appropriately based on and reflective of performance. The Board recognizes that the compensation and employment of officers, directors, employees and consultants are complex matters that are profoundly important to the Company and its shareholders, and believes that many of the Board’s responsibilities with respect to the compensation and employment of such persons can be most effectively discharged by a Board committee that focuses on those issues regularly and thereby acquires a familiarity and expertise with the subject matter that may be impractical for the full Board to achieve.

2.	Organization

A. Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board for approval.

B. Membership. The Committee shall consist of three or more members of the Board, each of whom has been determined by the Board to be “independent” in accordance with applicable listing standards of NASDAQ. Each member of the Committee shall be an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, unless the Board makes an exception in a specific case. The Board shall appoint each member of the Committee annually, subject to removal at any time by the Board, with or without cause. Each Committee member shall serve until his Committee service is terminated by the Board or by the member’s resignation. The Board shall designate one member of the Committee to convene and chair all sessions of the Committee and set agendas for the meetings (the “Chair”).

C. Meetings and Procedures. In order to discharge its responsibilities, the Committee shall meet as often as it may deem necessary or appropriate, either in person or telephonically, and at such times and places as the Committee shall determine in accordance with applicable law and the Bylaws of the Company. Meetings may be called by the Chair of the Committee, unless the Chair is unavailable, in which case by the Chairman of the Board or any two members of the Committee. Each member of the Committee shall be notified of each meeting. The presence in person or by telephone of a majority of the members of the Committee shall constitute a quorum for the transaction of the Committee’s business. However, the Committee shall have authority to create and delegate specific responsibilities to such standing or ad hoc subcommittees as it may determine to be necessary or appropriate for the discharge of its responsibilities; provided that, the subcommittee contains at least the minimum number of Board members to meet any regulatory requirements. Any such delegation may be revoked by the Committee at any time. The Committee may also act by the unanimous written consent of its members. To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to members of the Committee prior to each meeting to allow time for review. Any member of the Board who is not a member of the Committee may attend any Committee meeting with the concurrence of the Chair or a majority of the Committee members in attendance. The Committee shall report regularly to the full Board with respect to its activities.

Unless the Committee determines otherwise, the Committee shall hold an executive session of each regularly scheduled meeting, with only the Committee members and their advisors being present.

3.	Responsibilities

The following shall be the principal responsibilities of the Committee:

A. Goals and Objectives. The Committee shall review and approve periodically, but no less frequently than annually, the Company’s goals and objectives relevant to compensation of the CEO and other Senior Officers and shall evaluate the performance of the CEO and Senior Officers in light of those goals and objectives and shall set the compensation level of the CEO and Senior Officers based on such evaluation.

B. Compensation Levels. The Committee shall establish the compensation level (including base salary, incentive and other compensation) and direct and indirect benefits of the Company’s CEO and Executives. In determining compensation levels, the Committee shall consider, among other factors it deems appropriate from time to time, the Company’s overall annual financial and operating performance as well as total shareholder return (or other measures), the overall role and responsibility of the CEO and the Executives, the impact of each individual’s contributions as well as the compensation levels of CEOs with comparable positions at other similarly situated companies.

(i)	CEO—The Committee shall review the compensation level of the CEO and make recommendations regarding his compensation level to the non-employee directors of the Company, who collectively are responsible for making pay determinations with respect to the CEO. The Chair of the Committee shall be responsible for communicating to the CEO the evaluation of the performance of the CEO conducted by the Committee and the level of compensation approved for the CEO.

(ii)	Senior Officers—The Committee shall, in consultation with the CEO, determine the salaries and bonuses to be paid to the Company’s Senior Officers. The Committee may rely upon the recommendations of the CEO or any other officers in determining the salaries and bonuses to be paid to Senior Officers.

C. Adopt Compensation and Benefit Plans. The Committee shall adopt such compensation, incentive, compensation, fringe benefit and employee benefit plans and arrangements for the Company’s officers, directors, employees and consultants as the Committee may deem advisable, and shall amend and terminate such plans and arrangements in accordance with their terms. However, if the adoption, amendment or termination of any such plan or arrangement requires full Board or shareholder approval, or will have a material effect on the Company from a financial standpoint, or affects the compensation of non-employee Board members, the Committee shall have direct responsibility to make recommendations to the Board with respect to the adoption, amendment or termination of such plan or arrangement.

D. Administer Plans. The Committee shall fulfill the responsibilities of the Committee under the Company’s Amended and Restated Stock Option Plan and Directors Stock Option Plan and other incentive, compensation, fringe benefit or employee benefit plans and arrangements, subject to the terms and conditions of such plans and arrangements. The Committee’s responsibilities shall include, where applicable, to determine whether and when to grant awards under any such plans, determine the persons who shall receive such awards, determine the type and size of the award, determine the terms and conditions of the award, interpret the terms and conditions of the plans and any awards made thereunder, and make other determinations necessary for the administration of the plans.

E. Employment Contracts. The Committee shall review and approve any contractual arrangements between the Company or its subsidiaries and any officer, director, or former officer or director of the Company or its subsidiaries, relating to the employment, severance, retirement or compensation of such person, including, but not limited to, change in control arrangements and deferred compensation arrangements.

F. Engage Executive Compensation Consultants. If a compensation consultant is to assist in the evaluation of director, CEO or Senior Executive compensation, the Committee shall have sole authority to retain and terminate the consulting firm, including sole authority to approve the firm’s fees and other retention terms.

G. Produce Compensation Committee Report. The Committee shall have direct responsibility to produce the compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

H. Review Committee’s Performance. The Committee may conduct a periodic evaluation of its performance, and from time to time shall review and recommend any changes it may deem advisable to the Board.

I. Risk Assessment. Review the Company’s compensation practices to ensure that they do not encourage unnecessary and excessive risk taking.

J. Other Responsibilities and Financial Resources. The Committee shall have such other responsibilities as the Board may from time to time assign to the Committee, along with the necessary financial resources to carry out its duties and responsibilities.

Appendix B

Hi-Tech Pharmacal Co., Inc.

2012 Incentive Compensation Plan

Effective November 7, 2012

Hi-Tech Pharmacal Co., Inc.

2012 Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Hi-Tech Pharmacal Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Hi-Tech Pharmacal Co., Inc. 2012 Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, Covered Employee Annual Incentive Awards, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 (Establishment, Purposes, and Duration/Duration of this Plan) hereof.

1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors, and Third Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

1.4 No More Grants Under Prior Plans. After the Effective Date, no more grants will be made under the Prior Plans.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Alternative Award” has the meaning set forth in Section 21.2 (Change in Control/Alternative Awards).

2.3	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3 (Shares Subject to this Plan and Maximum Awards/Annual Award Limits).

2.4	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Performance Share Units, Performance Units, Covered Employee Annual Incentive Awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.5	“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.6	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.8	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 11 (Cash-Based Awards and Other Stock-Based Awards).

2.9	“Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant, as determined by the Committee in its sole discretion:

(a)	Willful failure to substantially perform his or her duties as an Employee (for reasons other than physical or mental illness) or Director after reasonable notice to the Participant of that failure;

(b)	Misconduct that materially injures the Company or any Subsidiary or Affiliate;

(c)	Conviction of, or entering into a plea of nolo contendere to, a felony; or

(d)	Breach of any written covenant or agreement with the Company or any Subsidiary or Affiliate.

2.10	“Change in Control” means any of the following events:

(a)	Any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 as promulgated under the Exchange Act) of more than twenty percent (20%) of the then outstanding Shares entitled to vote generally in the election of Directors of the Company;

(b)	The consummation of (i) a merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than fifty percent (50%) of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (ii) a sale, exchange or other disposition of all or substantially all of the assets of the Company; or

(c)	The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

Provided, however, that a “Change in Control” shall not be deemed to have taken place if beneficial ownership is acquired by the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities. In addition, notwithstanding the foregoing, with respect to any payment pursuant to an Award constituting “nonqualified deferred compensation” subject to Section 409A of the Code that is triggered upon a Change in Control, a transaction shall not be deemed to be a Change in Control unless such transaction constitutes a “change in control event” within the meaning of Section 409A of the Code.

2.11	“Change in Control Price” means the price per share on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

2.12	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.13	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.14	“Company” means Hi-Tech Pharmacal Co., Inc., a Delaware corporation, and any successor thereto as provided in Article 24 (Successors) herein.

2.15	“Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

2.16	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.17	“Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 12 (Covered Employee Annual Incentive Awards).

2.18	“Deferred Annual Amount” has the meaning set forth in Section 9.1 (Deferred Stock Units/In General).

2.19	“Deferred Stock Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on the Grant Date, cash equal to the Fair Market Value of such Shares, under the Plan at the end of a specified period of time or upon the occurrence of a specified event.

2.20	“Director” means any individual who is a member of the Board of Directors of the Company.

2.21	“Disability” means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided that for purposes of Article 6 (Stock Options) in respect of ISOs, the term “Disability” shall have meaning assigned to the term “Permanent and Total Disability” by Code Section 22(e)(3) (i.e., physical or mental disability or infirmity lasting not less than 12 months). The Committee’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs), with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement.

2.22	“Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to a Full Value Award, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Shares.

2.23	“Effective Date” has the meaning set forth in Section 1.1 (Establishment, Purpose, and Duration/Establishment).

2.24	“Elective Deferred Stock Units” has the meaning set forth in Section 9.1 (Deferred Stock Units/In General).

2.25	“Eligible Individual” means an individual who is an Employee, Director, and/or Third Party Service Provider.

2.26	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.27	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.28	“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.30	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) or such market in which such prices are regularly reported, or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.31	“Full Value Award” means an Award other than an ISO, NQSO, or SAR, which is settled by the issuance of Shares.

2.32	“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.33	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7 (Stock Appreciation Rights), used to determine whether there is any payment due upon exercise of the SAR.

2.34	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 (Stock Options) to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.35	“Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.36	“Net Income” means the consolidated net income before taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.37	“New Employer” means a Participant’s employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

2.38	“Nonemployee Director” means a Director who is not an Employee.

2.39	“Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.40	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.41	“Operating Cash Flow” means cash flow from operating activities as defined in ASC Topic 230, Statement of Cash Flows.

2.42	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 (Stock Options).

2.43	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 11 (Cash-Based Awards and Other Stock-Based Awards).

2.44	“Participant” means any Eligible Individual as set forth in Article 5 (Eligibility and Participation) to whom an Award is granted.

2.45	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.46	“Performance Measures” means measures as described in Article 14 (Performance Measures) on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.47	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.48	“Performance Share” means a grant of a stated number of Shares to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

2.49	“Performance Share Unit” means a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

2.50	“Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

2.51	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.52	“Plan” means the Hi-Tech Pharmacal Co., Inc. 2012 Incentive Compensation Plan.

2.53	“Plan Year” means the Company’s fiscal year.

2.54	“Prior Plans” means the Hi-Tech Pharmacal Co., Inc. 1994 Directors Stock Option Plan, as amended, and the Hi-Tech Pharmacal Co., Inc. 2009 Stock Option Plan, as amended.

2.55	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 (Restricted Stock and Restricted Stock Units).

2.56	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 (Restricted Stock and Restricted Stock Units), except no Shares are actually awarded to the Participant on the Grant Date.

2.57	“Restriction Period” means the period when Restricted Stock, Restricted Stock Units, Deferred Stock Units and/or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion).

2.58	“Retirement” shall be reached when a Participant’s (1) employment terminates from Company, Affiliates, and any Subsidiary and at the time of such termination the sum of such Participant’s age and years of service as an employee of the Company, Affiliate, or any Subsidiary equals or exceeds 75 years, and the Participant has at least attained the age of 55, or (2) service on the Board terminates and at the time of such termination either (i) the Participant has at least attained the age of 75 and has at least 5 years of service on the Board, or (ii) the Participant has at least 10 years of service on the Board.

2.59	“Share” means a share of common stock of the Company, par value $.01 per share.

2.60	“Share Authorization” has the meaning set forth in Section 4.1(a) (Shares Subject to this Plan and Maximum Awards/Share Authorization).

2.61	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 (Stock Appreciation Rights) herein.

2.62	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.63	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 (Administration) and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, (i) selecting Award recipients, (ii) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements and any ancillary document or materials, (iii) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, (iv) construing any ambiguous provision of the Plan or any Award Agreement, (v) establishing and certifying satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m), (vi) subject to Article 22 (Amendment, Modification, Suspension, and Termination), adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate, and, (vii) making any other determination and taking any other action that it deems necessary or desirable for the administration or operation of the Plan and/or any Award Agreement.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to a Nonemployee Director or an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and/or Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)	Share Authorization. Subject to adjustment as provided in Section 4.4 (Shares Subject to this Plan and Maximum Awards/Adjustments in Authorized Shares) herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:

(i)	One million five hundred thousand (1,500,000) Shares, plus

(ii)	(A) 1,241,093 Shares not issued or subject to outstanding awards under the Company’s Prior Plans as of April 30, 2012 and (B) any Shares subject to 2,067,468 outstanding awards as of April 30, 2012 under the Prior Plans that on or after April 30, 2012 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b)	Limit on Full Value Awards. No more than seven hundred thousand (700,000) Shares of the Share Authorization may be issued pursuant to Full Value Awards.

(c)	Limit on ISOs. The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million five hundred thousand (1,500,000) Shares.

(d)	Subject to adjustment in Section 4.4 (Shares Subject to this Plan and Maximum Awards/Adjustments in Authorized Shares), the maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be one million (1,000,000) Shares, and no Nonemployee Director may be granted an Award covering more than fifty thousand (50,000) Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to seventy thousand (70,000) Shares for any Nonemployee Director serving as Lead or Presiding Director or Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional twenty thousand (20,000) Shares (a “New Nonemployee Director Award”).

(e)	Minimum Vesting Requirements for Awards. Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than over a three (3) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Full Value Awards in the event of the Participant’s death, disability, or retirement, or a Change in Control.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Exercise Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not be counted against Shares available for grant pursuant to the Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 4.4 (Shares Subject to this Plan and Maximum Awards/Adjustments in Authorized Shares) and/or 22.2 (Amendment, Modification, Suspension, and Termination/Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events), shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be three hundred thousand (300,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000).

(d)	Deferred Stock Units: The maximum aggregate grant with respect to Awards of Deferred Stock Units in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000).

(e)	Performance Shares, Performance Share Units, or Performance Units: The maximum aggregate Award of Performance Shares, Performance Share Units or Performance Units that a Participant may receive in any one Plan Year shall be one hundred fifty thousand (150,000) Shares, or equal to the value of one hundred fifty thousand (150,000) Shares, determined as of the date of vesting or payout, as applicable.

(f)	Covered Employee Annual Incentive Awards: The maximum aggregate amount awarded or credited in any one Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Article 12 (Covered Employee Annual Incentive Awards).

(g)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of five million dollars ($5,000,000) or the value of one hundred fifty thousand (150,000) Shares, determined as of the date of vesting or payout, as applicable.

(h)	Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 11.2 (Cash-Based Awards and Other Stock-Based Awards/Other Stock-Based Awards) in any one Plan Year to any one Participant shall be one hundred fifty thousand (150,000) Shares.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, special cash dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be at the discretion of the Committee and shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 22 (Amendment, Modification, Suspension, and Termination) and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan), subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from the Eligible Individuals, those individuals to whom Awards shall be granted.

5.3 Conditions of Participation. By accepting an Award, each Participant agrees on his or her own behalf and on behalf of his or her beneficiaries (1) to be bound by the terms of the Award Agreement and the Plan and (2) that the Committee (or the Board) may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights or Awards granted under the Plan or an Award Agreement (or both) before those amendments; provided, however, that the Company or the Committee may (but neither is required to) reimburse an affected Participant or his or her beneficiary for any diminution in the value of an Award associated with any such change.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Eligible Individuals in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, unless legitimate business criteria exist (within the meaning of Treas. Reg. 1.409A-1(b)(5)(E)(1)), an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes, in accordance with Section 25.13(f) (General Provisions/Determining “Controlled Group”).

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Exercise Price. The Exercise Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 (Stock Options) shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

Options granted under this Article 6 (Stock Options) shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee (setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares), or by complying with any alternative exercise procedure(s) the Committee may authorize.

6.6 Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Exercise Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 (Stock Options) as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. However, unless legitimate business criteria exist (within the meaning of Treas. Reg. 1.409A-1(b)(5)(E)(1)), an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes, in accordance with Section 25.13(f) (General Provisions/Determining “Controlled Group”).

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred (100%) percent of the FMV of the Shares as determined on the Grant Date.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Other Conditions and Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Eligible Individuals in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Eligible Individual on the Grant Date.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Conditions and Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8 (Restricted Stock and Restricted Stock Units), Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 (Restricted Stock and Restricted Stock Units/Other Restrictions), each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Hi-Tech Pharmacal Co., Inc. 2012 Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Hi-Tech Pharmacal Co., Inc.

8.5 Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, a Participant receiving a Restricted Stock Award will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any Dividend-Equivalent Rights pursuant to Article 18 of this Plan. Any dividends paid on Restricted Stock will be subject to the same restrictions that affect the Restricted Stock with respect to which the dividend was paid. Dividends paid out of escrow will be treated as remuneration for employment unless an election has been made under Section 8.6

(Restricted Stock and Restricted Stock Units/Section 83(b) Election). A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. A Participant shall have no dividend rights with respect to any Restricted Stock Units granted hereunder unless the Participant is also granted Dividend-Equivalent Rights.

8.6 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Deferred Stock Units

9.1 In General. Deferred Stock Units may be granted to Eligible Individuals at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation, annual incentive bonus and/or long-term compensation (other than Options or SARs) (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock Units equal to the number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one Share on the date of payment of such compensation and/or annual bonus (“Elective Deferred Stock Units”). Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Deferred Stock Unit pertains, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Shares underlying the Deferred Stock Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Stock Units is granted.

9.2 Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred Stock Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Stock Units on the record date established for the related dividend or distribution in an amount equal to the number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one Share on such date, and such additional Deferred Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Deferred Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in Shares or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions, if any, as apply to the Deferred Stock Units with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

9.3 Vesting. Unless the Committee provides otherwise at or after the Grant Date, the portion of each Award of Deferred Stock Units that consists of Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period that shall lapse based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. Notwithstanding the immediately preceding sentence, the Board may accelerate the lapse of the Restriction Period of any Deferred Stock Units at or after the Grant Date. The portion of each Award of Deferred Stock Units that consists of Elective Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, shall not be subject to any Restriction Period and shall be non-forfeitable at all times.

9.4 Settlement. Subject to Articles 15 (Transferability of Awards), 21 (Change in Control), and 25 (General Provisions), and the last sentence of Section 9.1 (Deferred Stock Units/In General), unless otherwise provided in the Deferral Election Form related to a Deferred Stock Unit, the Company shall issue the Shares underlying any of a Participant’s Deferred Stock Units (and any related Dividend-Equivalent Rights) credited to such Participant’s account under this Plan within sixty (60) days following the date of such Participant’s Termination of Employment or Service (or such other Code Section 409A-compliant distribution event as may be elected by the Participant in the initial Deferral Election Form in accordance with the rules and procedures of the Committee and Code Section 409A). The Committee may provide, or the Participant may elect, in the Deferral Election Form applicable to any Deferred Stock Unit that, in lieu of issuing Shares in settlement of that Deferred Stock Units, the Fair Market Value of the Shares corresponding to such Deferred Stock Units shall be paid in cash. For each Share received in settlement of Deferred Stock Units, the Company shall deliver to the Participant a certificate representing such Share, bearing appropriate legends, if applicable. Notwithstanding any other provision of the Plan to the contrary, any distribution that complies with Code Section 409A shall be deemed for all purposes to comply with the Plan requirements regarding the time and form of distributions.

9.5 Further Deferral Elections. If permitted by the Committee in the Deferral Election Form, a Participant may elect to further defer receipt of Shares issuable in respect of Deferred Stock Units in accordance with the requirements of Code Section 409A. Any such redeferral election shall be valid only if : (a) such election does not take effect until at least twelve (12) months after the date on which it is made; (b) in the case of an election not related to a payment on account of Disability, death, or an unforeseeable emergency (within the meaning of Code Section 409A), the distribution is deferred for at least five (5) years from the date such distribution would otherwise have been paid; and (c) any election related to a distribution at a specified time or pursuant to a fixed schedule (within the meaning of Code Section 409A) is made at least twelve (12) months prior to the date on which distributions are otherwise scheduled to be paid. Any redeferral election in accordance with this paragraph shall be irrevocable on the date it is filed with the Committee unless subsequently changed pursuant to this paragraph.

Article 10. Performance Shares, Performance Share Units and Performance Units

10.1 Grant of Performance Shares, Performance Share Units and Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares, Performance Share Units and/or Performance Units to Eligible Individuals in such amounts and upon such terms as the Committee shall determine.

10.2 Value of Performance Shares, Performance Share Units and Performance Units. Each Performance Share and each Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares, Performance Share Units and/or Performance Units that will be paid out to the Participant.

10.3 Earning of Performance Shares, Performance Share Units, and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares, Performance Share Units and/or Performance Units shall be entitled to receive payout on the value and number of Performance Shares, Performance Share Units and/or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

10.4 Form and Timing of Payment of Performance Shares, Performance Share Units, and Performance Units. Payment of earned Performance Shares, Performance Share Units, and/or Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Share Units, and/or Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares, Performance Share Units, and/or Performance Units at the close of the applicable Performance Period, but no later than the fifteenth (15th) day of the third month after the year in which the Performance Period ended. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Article 11. Cash-Based Awards and Other Stock-Based Awards

11.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Eligible Individuals in such amounts and upon such terms as the Committee may determine.

11.2 Other Stock-Based Awards. The Committee may grant to Eligible Individuals other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

11.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. The Company may pay earned Cash-Based Awards and Other Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Award at the close of the applicable Performance Period, if any, but no later than the fifteenth (15th) day of the third month after the year in which the Performance Period ended, the award vests (unless a valid deferral election has been made), or the payment was otherwise scheduled date to be made.

Article 12. Covered Employee Annual Incentive Awards

12.1 Establishment of Incentive Pool. The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to five percent (5%) of the Company’s Net Income for this Plan Year.

The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may (1) the incentive pool percentage for any one Covered Employee exceed fifty percent (50%) of the total pool and (2) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

12.2 Determination of Covered Employees’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of this Plan Year. Each Covered Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

Article 13. Nonemployee Director Awards

Each Nonemployee Director shall be granted, on a date that is determined by the Committee, Awards under this Plan for a minimum of fifty percent (50%) and a maximum of one hundred percent (100%) of the value of the retainer that is paid to each Nonemployee Director for service on the Board, in a form and amount as determined by the Board or the Committee. The number of Awards to be awarded shall equal the selected percentage of the retainer divided by (a) the economic value of an Award in the form of an NQSO or SAR determined using an option pricing model, or (b) the Fair Market Value of the Shares on the date the Award is granted in the case of a Full Value Award. Distribution of Shares to be issued pursuant to such Awards may be made either in a lump sum or in installments over a period of years.

If a Nonemployee Director subsequently becomes an Employee while remaining a member of the Board, any Award held by such individual at the time of such commencement of employment will not be affected thereby.

Nonemployee Directors, pursuant to this Article 13 (Nonemployee Director Awards), may be awarded, or may be permitted to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainer, meeting fees or other fees in Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units or other Awards as contemplated by this Plan in lieu of cash.

Article 14. Performance Measures

14.1 In General. The performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Article 12 (Covered Employee Annual Incentive Awards) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets and change in working capital;

(q)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(r)	The number, change in number or maintenance of a specified number of drug submissions to the U.S. Food and Drug Administration (FDA), including, but not limited to, new drug approvals (NDAs) and originated abbreviated new drug approvals (ANDAs);

(s)	The number, change in number or maintenance of a specified number of drug approvals from the FDA, including, but not limited to, for NDAs and ANDAs; and

(t)	Other strategic metrics related to the pharmacy industry regarding the research, development, approval, manufacture, sale and maintenance of drugs.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14 (Performance Measures).

14.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Standards Codification 225-10 and 225-20, Income Statement—Extraordinary and Unusual Items (formerly Accounting Principles Board Opinion No. 30), as amended, revised or superseded and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

14.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.1 (Performance Measures/In General).

Article 15. Transferability of Awards

15.1 In General. Except as provided in Section 15.2 (Transferability of Awards/Committee Action) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.

15.2 Committee Action. The Committee may, in its sole discretion, determine that notwithstanding Section 15.1 (Transferability of Awards/In General), any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 16. Impact of Termination of Employment/Service on Awards

16.1 In General. Unless otherwise determined by the Committee and set forth in the Award Agreement, upon the termination of a Participant’s employment with the Company, Affiliate and/or Subsidiary or service as a Nonemployee Director or to the Company, Affiliate and/or Subsidiary, for any reason whatsoever, except as otherwise set forth in this Article 16 (Impact of Termination of Employment/Service on Awards), in an Award Agreement or, with the consent of such individual, as determined by the Committee at any time prior to or after such termination, Awards granted to such Participant will be treated as follows:

(a)	Any Options and SARs will (i) to the extent not vested and exercisable as of the date of such termination of employment or of service as a Nonemployee Director or to the Company, Affiliate and/or Subsidiary, terminate on the date of such termination and (ii) to the extent vested and exercisable as of the date of such termination of employment or of service as a Nonemployee Director or to the Company, Affiliate and/or Subsidiary, remain exercisable for a period of one hundred eighty (180) days following the date of such termination, or, in the event of the Participant’s death during such one hundred eighty (180) day period, remain exercisable by the estate of the deceased Participant until the end of the period of one (1) year following the date of such termination (but in no event beyond the maximum term of such Award).

(b)	Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units will be immediately forfeited.

(c)	Any Performance Shares, Performance Share Units, or Performance Units will be immediately forfeited and terminate.

(d)	Any other Awards, including, but not limited to, Cash-Based Awards and Other Stock-Based Awards, to the extent not vested will be immediately forfeited and terminate.

16.2 Upon Death or Disability. Except as otherwise provided in an Award Agreement, in the event a Participant’s employment is terminated with the Company, Affiliate, and/or Subsidiary or Participant’s service on the Board or to the Company, Affiliate, and/or Subsidiary is terminated as a result of the Participant’s death or Disability, Awards granted to such Participant will be treated as follows:

(a)	Any Options and SARs shall become immediately exercisable as of the date of such termination of employment or service, and the Participant, or in the event the Participant is incapacitated and unable to exercise the rights granted hereunder, the Participant’s legal guardian or legal representative, or in the event the Participant dies, the estate of the Participant, shall have the right to exercise any rights the Participant would otherwise have had under the Plan for a period of three (3) years after the date of such termination (but in no event beyond the maximum term of the Award).

(b)	Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units will become immediately vested.

(c)	Any Performance Shares, Performance Share Units, or Performance Units will remain outstanding and the Participant or the Participant’s estate will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Participant was employed by or provided service to the Company, Affiliate or Subsidiary during the applicable Performance Period over the total number of weeks in such Performance Period), which will be paid on the date the Award would have been paid if the Participant had remained employed with or continued to provide service to the Company, Affiliate or Subsidiary.

16.3 Upon Retirement. Except as otherwise provided in an Award Agreement, in the event a Participant’s employment with the Company, Affiliate and/or Subsidiary or service on the Board is terminated by reason of the Participant’s Retirement, Awards granted to such Participant will be treated as follows:

(a)	With respect to any Options and SARs, for a period of five (5) years following the date of such Retirement (but in no event beyond the maximum term of the Award), the Options or SARs shall remain outstanding and (i) to the event not then fully vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Participant shall have the right to exercise any rights the Participant would otherwise have had under the Plan. Notwithstanding the foregoing, in the event a Participant does not exercise an Incentive Stock Option prior to the expiration of the three-month period after the date of the Participant’s Retirement, such Option shall be treated as a Nonqualified Stock Option upon exercise.

(b)	Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units, for a period of five (5) years following the date of such Retirement, the Restricted Stock, Restricted Stock Units and Deferred Stock Units shall remain outstanding and (i) to the extent still then subject to a Restriction Period, will continue to have their restrictions lapse in accordance with the applicable restriction lapsing schedule, and (ii) the Participant shall have the right to exercise any rights the Participant would otherwise have had under the Plan.

(c)	Any Performance Shares, Performance Share Units, or Performance Units will remain outstanding and the Participant will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Participant was employed by or provided service to the Company, Affiliate or Subsidiary or during the applicable Performance Period over the total number of weeks in such Performance Period), which will be paid on the date the Award would have been paid if the Participant had remained employed with or continued to provide service to the Company, Affiliate or Subsidiary.

16.4 For Cause. Except as otherwise provided in an Award Agreement, in the event a Participant’s employment with the Company, Affiliate and/or Subsidiary or service on the Board is terminated for Cause, Awards granted to such Participant will be treated as follows:

(a)	Any Options and SARs, whether vested or unvested, will be immediately forfeited and terminate.

(b)	Any unvested portion of any Restricted Stock, Restricted Stock Units, or Deferred Stock Units will be immediately forfeited and terminate.

(c)	Any Performance Shares, Performance Share Units, or Performance Units will be immediately forfeited and terminate.

(d)	Any other Awards to the extent not vested will be immediately forfeited and terminate.

16.5 Upon Termination of Employment in Connection with a Change in Control. Except as otherwise provided in an Award Agreement, upon a termination in connection with a Change in Control, Awards granted to a Participant will be treated as set forth in Article 21 (Change in Control).

16.6 Bona Fide Leave. Notwithstanding the fact that a Participant’s employment ostensibly terminates and except as otherwise provided in an Award Agreement, if the Participant is on a bona fide leave of absence, as defined in Treas. Reg. 1.409A- 1(h)(1), then the Participant will be treated as having a continuing employment relationship (and not as having terminated employment for purposes of this Plan) so long as the period of the leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, Subsidiary, and/or Affiliate under an applicable statute or by contract.

Article 17. Substitution Awards

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become Employees, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted to ensure that the requirements imposed under Code Sections 409A and 424, to the extent applicable, are satisfied. If Shares are issued under the Plan with respect to an Award granted under this Article such Shares will not count against the Share Authorization.

Article 18. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, if any Award for which dividend equivalents have been granted has its vesting or grant dependent upon the achievement of one or more Performance Measures, then the dividend equivalents shall accrue and only be paid to the extent the Award becomes vested. Under no circumstances may dividend equivalents be granted for any Option or SAR.

Article 19. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 20. Rights of Participants

20.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 (Administration) and 22 (Amendment, Modification, Suspension, and Termination), this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

20.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 21. Change in Control

21.1 Accelerated Vesting and Payment.

(a) In General. Unless the Committee otherwise determines in the manner set forth in Section 21.2 (Change in Control/Alternative Awards), upon the occurrence of a Change in Control, (i) all Options and SARs shall become exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units, and Deferred Stock Units, and Other Stock-Based Awards shall lapse immediately prior to such Change in Control, (iii) Shares underlying Awards of Restricted Stock Units, and Deferred Stock Units, and Other Stock-Based Awards shall be issued to each Participant then holding such Award immediately prior to such Change in Control or, at the discretion of the Committee (as constituted immediately prior to the Change in Control) (iv) each such Option, SAR, Restricted Stock Unit, and Deferred Stock Unit, and/or Other Stock-Based Award shall be canceled in exchange for an amount equal to the product of (A)(i) in the case of Options and SARs, the excess, if any, of the product of the Change in Control Price over the Exercise Price or Grant Price for such Award, and (ii) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of Shares covered by such Award, less any amount per Award to be paid by the Participant or by which the amount ultimately to be paid to the Participant is reduced.

(b) Performance Shares, Performance Share Units and Performance Units. Unless the Committee otherwise determines at the time of grant of Performance Shares, Performance Share Units or Performance Units, in the event of a Change in Control, (A) any Performance Period in progress at the time of the Change in Control for which Performance Shares, Performance Share Units, or Performance Units are outstanding shall end effective upon the occurrence of such Change in Control and (B) all Participants granted such Awards shall be deemed to have earned a pro rata award equal to the product of (i) such Participant’s target award opportunity with respect to such Award for the Performance Period in question and (ii) the percentage of performance objectives achieved as of the date on which the Change in Control occurs. Any Performance Shares, Performance Share Units, and Performance Units for which the applicable prorated performance objectives have not been achieved shall be forfeited and canceled as of the date of such Change in Control.

(c) Timing of Payments. Payment of any amounts calculated in accordance with Sections 21.1(a) (Change in Control/In General) and (b) (Performance Shares, Performance Share Units and Performance Units) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

(d) Section 409A. Notwithstanding any provision of this Plan to the contrary, to the extent an Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Corporation within the meaning of Code Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Code Section 409A, to the Participant on the earliest of: (i) the Participant’s “separation from service” with the Corporation (determined in accordance with Code Section 409A); provided, however, that if the Participant is a “specified employee” (within the meaning of Code Section 409A), the payment date shall be the date that is six (6) months after the date of the Participant’s separation from service with the Employer (except that during such 6 month period the Participant may receive total payments from the Company that do not exceed the amount specified in Treas. Reg. Section 1.409A-1(b)(9)(iii)(A) ), (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Code Section 409A), or (iii) the Participant’s death.

21.2 Alternative Awards. Notwithstanding Section 21.1 (Change in Control/Accelerated Vesting and Payment), no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than an award of Performance Shares, Performance Share Units, or Performance Units), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i)	Be based on shares of common stock that are traded on an established U.S. securities market;

(ii)	Provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv)	Have terms and conditions which provide that in the event that the Participant suffers an involuntary termination within two years following the Change in Control any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be.

Article 22. Amendment, Modification, Suspension, and Termination

22.1 Amendment, Modification, Suspension, and Termination. Subject to Sections 22.3 (Amendment, Modification, Suspension, and Termination/Awards Previously Granted) and 22.5 (Repricing Prohibition), the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and/or any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

22.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than those described in Section 4.4 (Shares Subject to this Plan and Maximum Awards/Adjustments in Authorized Shares) hereof), affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

22.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 22.4 (Amendment, Modification, Suspension, and Termination/Amendment to Conform to Law)), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

22.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 22.4 (Amendment, Modification, Suspension, and Termination/Amendment to Conform to Law) to any Award granted under the Plan without further consideration or action.

22.5 Repricing Prohibition. Except to the extent (i) approved in advance by holders of a majority of the Shares of the Company entitled to vote generally in the election of Directors or (ii) provided in Section 4.4 (Shares Subject to this Plan and Maximum Awards/Adjustments in Authorized Shares), the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the Exercise Price or the Grant Price of any outstanding Option or SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted.

22.6 Reload Prohibition. Regardless of any other provision of the Plan, no Participant will be entitled to (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards in connection with the exercise of an Option or otherwise.

Article 23. Withholding

23.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

23.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 24. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 25. General Provisions

25.1 Recovery of Compensation. Any Award issued under this Plan will be subject to any clawback policy developed by the Board of Directors or the Committee that is consistent with applicable law, whether such Award was granted before or after the effective date of any such clawback policy.

25.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

25.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

25.4 Severability. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

25.5 Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

25.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

25.7 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

25.8 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees, Directors and/or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors, and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section [25.9] (General Provisions/Employees Based Outside of the United States) by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

25.9 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

25.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

25.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

25.12 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

25.13 Compliance with Code Section 409A.

(a)	In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. All Award Agreements shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. To the extent that any provision of the Plan or an Award Agreement would cause a conflict with the requirements of Code Section 409A, or would cause the administration of the Plan or an Award to fail to satisfy the requirements of Code Section 409A, such provision shall be deemed amended to the extent practicable to avoid adverse tax consequences under Code Section 409A for the Participant (including his or her beneficiaries). In no event shall a Participant, directly or indirectly, designate the calendar year in which payment, distribution or settlement, as applicable, of an Award subject to Code Section 409A is made, except in accordance with Code Section 409A. Notwithstanding any provision in this Plan to the contrary, neither the Company nor the Committee shall have any liability to any person in the event such Code Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries.

(b)

Six-Month Delay for Specified Employees. Notwithstanding anything in this Plan or an Award Agreement to the contrary, if a Participant is a “specified employee,” within the meaning of Code Section 409A and as determined under the Company’s policy for determining specified employees, on the date of his “separation from service”, within the meaning of Code Section 409A, the distribution, payment or settlement, as applicable, of all of Participant’s Awards that are both (i) subject to Code Section 409A and (ii) distributable, payable or settleable, as appropriate, on account of a separation from service, shall be postponed for six (6) months following the date of the Participant’s separation from service. If a distribution, payment or settlement, as applicable, is delayed pursuant to this paragraph, the distribution, payment or settlement, as applicable, shall be made within the thirty (30)-day period following the first (1st) business day of the seventh (7th) month following the Participant’s separation from service; provided that if the Participant dies during such six (6)-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. This distribution, payment or settlement, as applicable, shall include the cumulative amount of any amount that could not be paid or provided during such period.

(c)	Elective Deferrals. No Participant elective deferrals or re-deferrals of compensation (as defined under Code Section 409A and/or guidance thereto) other than in regard to Deferred Stock Units are permitted under this Plan. Instead, any such elective deferrals of compensation shall only be permitted pursuant to the Company’s nonqualified deferred compensation plan. To the extent elective deferrals or re-deferrals are permitted under this Plan, such elections shall be made in accordance with the requirements of Code Section 409A and the rules, procedures and forms specified from time to time by the Committee.

(d)	Mandatory Deferrals. If, at the grant of an Award under this Plan, the Committee decides that the payment of compensation with respect to such Award shall be deferred compensation within the meaning of Code Section 409A, then, the Committee shall set forth the time and form of payment in the Award Agreement in a manner consistent with Code Section 409A.

(e)	Timing of Payments. Payment(s) of compensation that is subject to Code Section 409A shall only be made in the form and upon an event or at a time permitted under Code Section 409A.

(f)	Determining “Controlled Group.” In order to determine for purposes of Code Section 409A whether a Participant or Eligible Individual is employed by a member of the Company’s controlled group of corporations under Code Section 414(b) (or by a member of a group of trades or businesses under common control with the Company under Code Section 414(c)) and, therefore, whether the Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Code Section 409A:

(i)	In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Code Section 414(b), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3);

(ii)	In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Corporation for purposes of Code Section 414(c), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2; and

(iii)	Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. 1.409A-1(b)(5)(E)(1), then the language “at least 50 percent” in clause (i) and (ii) above shall instead be “at least 20 percent.”

25.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

25.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

25.16 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

25.17 Offset. Subject to the requirements of Code Section 409A, if applicable, (a) any amounts owed to the Company or an Affiliate by a Participant of whatever nature up to the fullest extent permitted by applicable law may be offset by the Company from the value of any Award to be transferred to the Participant, and (b) no Shares, cash or other thing of value under the Plan or an Award Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and its Affiliates. However, no waiver of any liability (or the right to apply the offset described in this Section 24.18) may be inferred because the Company pays an Award to a Participant with an outstanding liability owed to the Company or an Affiliate.

25.18 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

25.19 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

25.20 No Representations or Warranties Regarding Tax Affect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

25.21 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 (Administration), shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

25.22 No Obligation to Disclose Material Information. Except to the extent required by applicable securities laws, none of the Company, an Affiliate, the Committee, or the Board shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Shares that may be issued or acquired under the Plan.

25.23 Entire Agreement. Except as expressly provided otherwise, this Plan and any Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and any Award Agreement, the terms and conditions of the Plan shall control.

HI-TECH PHARMACAL CO., INC.

Annual Meeting

of

Stockholders

November 7, 2012

10:00 A.M.

Hi-Tech Pharmacal Co., Inc.

10 Edison Street

Amityville, New York 11701

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY

THE BOARD OF DIRECTORS OF HI-TECH PHARMACAL CO., INC. RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES AND PROPOSALS LISTED BELOW	Please mark your votes like this	☒

1.	ELECTION OF NOMINEES - To elect each of (01) David S. Seltzer, (02) Reuben Seltzer, (03) Martin M. Goldwyn, (04) Yashar Hirshaut, M.D., (05) Jack van Hulst, (06) Anthony J. Puglisi and (07) Bruce W. Simpson to serve as director of the Company until the Company’s 2013 Annual Meeting of Stockholders.

	FOR all nominees listed above (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN

2.	To approve and adopt the Company’s 2012 Incentive Compensation Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To ratify the appointment of EisnerAmper LLP, as the Company’s independent auditors for the fiscal year ending April 2013.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	To approve a non-binding advisory vote of the compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

5.	In their discretion upon such other matters as may properly come before the Meeting.	☐	☐	☐

This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of proposals 2, 3, and 4.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2012.

(Please sign your name exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY

HI-TECH PHARMACAL CO., INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HI-TECH PHARMACAL CO., INC.

IN CONNECTION WITH ITS 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 7, 2012

The undersigned stockholder of Hi-Tech Pharmacal Co., Inc. (the “Company”) hereby appoints David S. Seltzer and William Peters or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2012 annual meeting of stockholders of the Company to be held on November 7, 2012, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes set forth on the reverse side.

Please mark, sign, date and mail this proxy in the envelope provided.

(Continued on the reverse side)